Exhibit 7.01














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                          Agreement and Plan of Merger

                            dated as of July 6, 2007

                                 entered into by

                                Stericycle, Inc.

                          TMW Acquisition Corporation,

                                       and

                               MedSolutions, Inc.

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                                Table of Contents



Article 1 -- Definitions.......................................................1


Article 2 -- The Merger........................................................1

     2.1   Merger..............................................................1
     2.2   Closing.............................................................1
     2.3   Closing Events......................................................2
            (a)   Certificate of Merger........................................2
            (b)   Deliveries by Company........................................2
            (c)   Deliveries by Parent and MergerSub...........................2
     2.4   Effect of Merger....................................................2
            (a)   General......................................................2
            (b)   Articles of Incorporation....................................3
            (c)   Bylaws.......................................................3
            (d)   Directors and Officers.......................................3
            (e)   Conversion of Company Common Stock...........................3
            (f)  Treasury Shares...............................................3
            (g)   Conversion of MergerSub's Stock..............................3
     2.5   Exchange Fund and Procedures........................................4
            (a)   Exchange Fund................................................4
            (b)   Exchange Procedures..........................................4
            (c)   No Further Ownership Rights..................................5
            (d)   Termination of Exchange Fund.................................5
            (e)   Lost Certificates............................................5
            (f)  Stock Transfer Books..........................................5
            (g)   Dissenters' Rights...........................................6
            (h)   Stock Options................................................6

Article 3 -- Representations and Warranties of Company.........................7

     3.1   Organization........................................................7
     3.2   Authority...........................................................7
     3.3   Enforceability......................................................7
     3.4   Capital Stock.......................................................8
     3.5   No Violation........................................................9
     3.6   No Consent Required.................................................9
     3.7   SEC Reports and Financial Statements...............................10
     3.8   Equipment..........................................................10
     3.9   Contracts..........................................................10
     3.10    Real Property....................................................12
     3.11    Permits..........................................................12
     3.12    Intellectual Property............................................13
     3.13    Undisclosed Liabilities..........................................13
     3.14    Taxes............................................................13


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     3.15    No Material Adverse Change.......................................14
     3.16    Employee Benefits................................................14
     3.17    Insurance........................................................15
     3.18    Compliance.......................................................16
     3.19    Legal Proceedings................................................16
     3.20    Absence of Certain Events........................................17
     3.21    Environmental Matters............................................18
     3.22    Employees........................................................18
     3.23    Labor Relations..................................................19
     3.24    Broker's Fee.....................................................19
     3.25    Takeover Statutes................................................19
     3.26    Joint Disclosure Document........................................19
     3.27    Vote Required....................................................19

Article 4 -- Representations and Warranties of Parent and MergerSub...........19

     4.1   Organization.......................................................20
     4.2   Authority..........................................................20
     4.3   Enforceability.....................................................20
     4.4   No Violation.......................................................20
     4.5   No Consent Required................................................20
     4.6   SEC Reports and Financial Statements...............................21
     4.7   Broker's Fee.......................................................21
     4.8   MergerSub Formation................................................21
     4.9   Joint Disclosure Document..........................................21
     4.10    Board Approval...................................................22
     4.11    Vote Required....................................................22

Article 5 -- Events Prior to Closing..........................................22

     5.1   General............................................................22
     5.2   Conduct of Business by Company.....................................22
     5.3   SEC Filings........................................................22
     5.4   Shareholders Meeting...............................................23
     5.5   Other Filings by Company...........................................24
     5.6   Access to Information..............................................24
     5.7   Notice of Developments.............................................24
     5.8   Acquisition Proposals..............................................24
     5.9   Public Announcements...............................................25
     5.10    Fees and Expenses................................................26
     5.11    Termination of Employment Agreements.............................26
     5.12    Notice of Redemption and Repayment...............................26

Article 6 -- Conditions to Closing............................................26

     6.1   Parent Closing Conditions..........................................26
     6.2   Company Closing Conditions.........................................27

Article 7 -- Events Following Closing.........................................28


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     7.1   Payment of Certain Liabilities.....................................28
     7.2   Release of Guarantors..............................................28
     7.3   Shareholder Representative.........................................28
     7.4   Closing Date Adjustment............................................29
     7.5   Revenue Adjustment.................................................30
     7.6   Adjustment to Merger Consideration.................................31
     7.7   Certain Litigation.................................................32
     7.8   Post-Closing Tax Returns...........................................34

Article 8 -- Survival of Representations and Warranties and
             Indemnification Claims...........................................34

     8.1   Survival...........................................................34
     8.2   Indemnification Claim..............................................34
     8.3   Procedures.........................................................34
     8.4   Reduction in Payments..............................................35

Article 9 -- Termination, Amendment and Waiver................................35

     9.1   Termination by Company or Parent...................................35
     9.2   Termination by Company.............................................36
     9.3   Termination by Parent..............................................36
     9.4   Effect of Termination..............................................37
     9.5   Amendment..........................................................38
     9.6   Extension and Waiver...............................................38

Article 10 -- Miscellaneous...................................................38

     10.1    Confidentiality..................................................38
     10.2    Notices..........................................................38
     10.3    Entire Agreement.................................................39
     10.4    Assignment.......................................................40
     10.5    No Third Party Beneficiaries.....................................40
     10.6    Severability.....................................................40
     10.7    Captions.........................................................40
     10.8    Construction.....................................................40
     10.9    Counterparts.....................................................40
     10.10    Governing Law...................................................40
     10.11    Binding Effect..................................................41

Annex I -- Definitions.........................................................1

                                    Exhibits

         Form of 4.5% Indenture..............................................  A
         Form of 3.5% Indenture..............................................  B
         Liabilities To Be Paid Within 30 Days of Closing....................  C
         Guarantors To Be Indemnified and Released...........................  D
         Schedule of Certain Contracts.......................................  E



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                          Agreement and Plan of Merger



     This Agreement and Plan of Merger is entered into as of July 6, 2007 by Stericycle, Inc., a Delaware corporation ("Parent"), TMW Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Parent ("MergerSub"), and MedSolutions, Inc., a Texas corporation (the "Company").

                                   Background:

     A. This Agreement contemplates a transaction in which Parent will acquire all of the outstanding capital stock of the Company for cash and promissory notes through a reverse subsidiary merger of MergerSub with and into the Company.

     B. The respective boards of directors of Parent, MergerSub and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, this Agreement and the merger of MergerSub with and into the Company pursuant to this Agreement.

     C. The board of directors of the Company has unanimously resolved to recommend that the shareholders of the Company approve this Agreement and the consummation of the merger of the Company with MergerSub pursuant to this Agreement.

     Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

                                    Article 1
                                   Definitions

    Certain capitalized terms used in this Agreement are defined in Annex I.

                                    Article 2
                                   The Merger

     2.1 Merger

     Upon the terms and subject to the conditions of this Agreement, and in accordance with the requirements of the TBCA and the Texas BOC, MergerSub shall merge with and into the Company (the "Merger") at the Effective Time. The separate corporate existence of MergerSub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and succeed to and assume all of the rights and obligations of MergerSub in accordance with the TBCA and the Texas BOC.

     2.2 Closing

     The closing of the Merger ("Closing") shall take place at the offices of Block & Garden, LLP, 12750 Merit Drive, Park Central VII, Suite 770, Dallas,


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Texas  75251 at 10:00  a.m.  on the second  Business  Day (the  "Closing  Date")
following the satisfaction or, to the extent permitted by Law, waiver of all of the Parent Closing Conditions and all of the Company Closing Conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing), or at such other place, time and date as the Parties may agree in writing.

     2.3 Closing Events

     At Closing, the following events shall take place, all of which shall be considered to take place concurrently:

          (a)  Certificate of Merger

          The Company and MergerSub shall execute a certificate of merger consistent with the terms of this Agreement and complying in form and substance with the requirements of the TBCA and the Texas BOC (the "Certificate of Merger"), and shall file the Certificate of Merger in the office of the Secretary of State of the State of Texas.

          (b)  Deliveries by Company

          Company shall deliver to Parent and MergerSub an Officer's Certificate certifying that all of the Company Closing Conditions have been either satisfied or waived.

          (c)  Deliveries by Parent and MergerSub

     Parent and MergerSub shall do the following:

               (1) Parent and MergerSub shall deposit the Exchange Fund with the Paying Agent in accordance with Section 2.5; and

               (2) Parent and MergerSub shall deliver to the Company an Officer's Certificate certifying that all of the Parent Closing Conditions have been either satisfied or waived.

     2.4 Effect of Merger

          (a)  General

          The Merger shall become effective at the time (the "Effective Time") that the Certificate of Merger is duly filed in the office of the Secretary of State of the State of Texas or at such later time as Parent and the Company may agree and as the Company and MergerSub specify in the Certificate of Merger. The Merger shall have the effects described in this Agreement and Section 10.008 of the Texas BOC and Section 5.06 of the TBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or MergerSub in order to carry out and give effect to the Merger.


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          (b)  Articles of Incorporation

          As of the Effective Time, the Surviving Corporation's articles of incorporation shall be amended and restated to read as the certificate of formation of MergerSub read immediately prior to the Effective Time (with the exception that the name of the Surviving Corporation shall remain unchanged).

          (c)  Bylaws

          As of the Effective Time, the Surviving Corporation's bylaws shall be amended and restated to read as the bylaws of MergerSub read immediately prior to the Effective Time (with the exception that the name of the Surviving Corporation shall remain unchanged).

          (d)  Directors and Officers

          As of the Effective Time, the officers and directors of the Surviving Corporation shall be the officers and directors of MergerSub immediately prior to the Effective Time.

          (e)  Conversion of Company Common Stock

          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerSub, the Company or holders of any securities of MergerSub or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than a Dissenting Share or a share canceled pursuant to Section 2.4(f)) shall be converted into the right to receive a payment (the "Merger Consideration") consisting of (i) cash in the amount of $0.50 (the "Cash Consideration Per Share"), without interest, and (ii) a note issued by Parent (the "Parent Note") in the principal amount of $1.50 (the "Note Consideration Per Share") and, at the election of the holder of such share of Company Common Stock, either bearing interest at the rate of 4.5% and having the terms provided in an indenture substantially in the form of the attached Exhibit A, or bearing interest at the rate of 3.5%, secured by a master letter of credit and having the terms provided in an indenture substantially in the form of the attached Exhibit B, upon surrender of the Company Stock Certificate representing the share pursuant to Section 2.5(b). All shares of Company Common Stock converted into the right to receive Merger Consideration as provided in this Section 2.4(e) ("Company Shares") shall be canceled automatically and cease to exist. The Merger Consideration is subject to adjustment as provided in Section 7.6.

          (f)  Treasury Shares

          At the Effective Time, each share of Company Common Stock held in treasury by the Company or owned by Parent, MergerSub or any direct or indirect wholly-owned subsidiary of the Company or Parent shall be canceled, and no payment of Merger Consideration shall be made in respect of such share.

          (g)  Conversion of MergerSub's Stock

          At and as of the  Effective  Time,  each share of  MergerSub's  common


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     stock,  par value  $.01 per  share,  shall be  converted  into one share of common stock of the Surviving Corporation.

     2.5 Exchange Fund and Procedures

          (a)  Exchange Fund

          Prior to the Effective Time, Parent shall appoint LaSalle Bank National Association, Chicago, Illinois to act as the paying agent (the "Paying Agent") for the purpose of exchanging Company Shares for Merger Consideration. At or prior to the Effective Time, Parent shall (a) deposit with Holdback Escrow Agent (as defined in Section 7.3(c) below) cash in the amount of $250,000 and (b) deposit with the Paying Agent, in trust for the benefit of holders of Company Shares and Company Stock Options, a fund (the "Exchange Fund"), consisting of cash and Parent Notes (registered in the name of the Paying Agent or its nominee) sufficient in the aggregate for the Paying Agent to make full payment to the holders of Company Shares and Company Stock Options of the Merger Consideration payable under Section 2.4(e) and the amounts payable pursuant to Section 2.5(h), less the amount to be deposited with the Holdback Escrow Agent pursuant to subclause (a) above. The Paying Agent shall invest the cash included in the Exchange Fund as directed by Parent, and any interest or other income resulting from the investment shall be Parent's sole and exclusive property and shall be paid to Parent upon its demand. No part of this interest or income shall accrue to the benefit of holders of Company Shares. Parent shall promptly replace any portion of the Exchange Fund that is lost through the Paying Agent's investments. Parent shall pay for the expenses of the Paying Agent incurred in connection with the Exchange Fund in an aggregate amount up to $80,000; any reasonable expenses of the Paying Agent in excess of $80,000 shall be paid by Parent and reimbursed by deducting the amount of such expenses from the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) on a Pro Rata Basis.

          (b)  Exchange Procedures

          The Surviving Corporation shall cause the Paying Agent, as soon as reasonably practicable after the Effective Time, to mail to each registered holder of Company Shares immediately prior to the Effective Time (i) a letter of transmittal in customary form containing such other provisions as Parent reasonably may require (a "Letter of Transmittal") and (ii) instructions for surrendering the stock certificate or certificates representing the holder's Company Shares (each a "Company Stock Certificate") in exchange for the Merger Consideration payable in respect of the Company Shares represented by the holder's certificate or certificates. Upon surrender of a Company Stock Certificate to the Paying Agent for cancellation, together with a Letter of Transmittal duly executed and completed in accordance with its instructions and such other documents as the Paying Agent reasonably may require, the Paying Agent shall pay to the holder of the surrendered certificate the Merger Consideration payable in respect of the Company Shares represented by the certificate, and the Company Stock Certificate so surrendered shall be canceled. If any portion of the Merger Consideration payable in respect of any Company Shares is to


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     be paid to a Person other than the  registered  holder of those shares,  it shall be a condition to the Paying Agent's making such payment that the Company Stock Certificate representing those shares is surrendered properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment (i) pays any transfer or other Tax required as a result of payment to a Person other than the registered holder or (ii) establishes to the satisfaction of the Paying Agent that any such Tax has been paid or is not payable. At and after the Effective Time and until surrendered as contemplated by this Section 2.5(b), each Company Stock Certificate shall be deemed to represent for all purposes only the right to receive the Merger Consideration payable upon such surrender.

          (c)  No Further Ownership Rights

          From and after the Effective Time, holders of Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights in respect of those shares, except as otherwise provided for in this Agreement or by applicable Law. The Merger Consideration issued and paid upon conversion of Company Shares in accordance with the terms of this
     Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights in respect of those shares.

          (d)  Termination of Exchange Fund

          Any portion of the Exchange Fund remaining undistributed six months after the Effective Time shall be delivered to the Surviving Corporation or as the Surviving Corporation directs, and thereafter any holder of Company Shares who did not comply with this Article 2 prior to such delivery shall look, as a general creditor, solely to the Surviving Corporation for the Merger Consideration payable in respect of those shares (subject to abandoned property, escheat and similar Laws).

          (e)  Lost Certificates

          Upon delivery to the Paying Agent of a "lost certificate" affidavit and indemnity agreement in customary form to the effect that a Company Stock Certificate has been lost, stolen or destroyed, the Paying Agent shall deliver to the Person claiming ownership of the lost, stolen or destroyed Company Stock Certificate the Merger Consideration payable in respect of the Company Shares represented by the certificate; provided, however, that the Surviving Corporation may also require, in its reasonable discretion, delivery of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation in respect of any lost, stolen or destroyed Company Stock Certificate for 50,000 or more Company Shares.

          (f)  Stock Transfer Books

          The Company's stock transfer books shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of Company Shares on the Company's stock transfer records.


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          (g)  Dissenters' Rights

          Notwithstanding anything in this Agreement to the contrary, a Dissenting Share shall not be converted into the right to receive Merger Consideration, but shall instead represent only the rights of a dissenting owner under section 5.11 et seq. of the TBCA to receive the fair value of the dissenting owner's ownership interest through appraisal, unless and until the Dissenting Shareholder fails to perfect or effectively withdraws or otherwise forfeits those rights. If a Dissenting Shareholder fails to perfect or effectively withdraws or otherwise forfeits the rights of a dissenting owner under Section 5.11 et seq. of the TBCA, the Dissenting Shareholder's Dissenting Shares shall be converted into and represent for all purposes only the right to receive the Merger Consideration payable upon surrender of the Company Stock Certificate representing those shares pursuant to Section 2.5(b). The Company shall give Parent (i) prompt notice of any written demand for appraisal of any shares of Company Common Stock, any attempted withdrawal of any demand and any other instrument served on the Company pursuant to the TBCA relating to rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings in respect of demands for appraisal under the TBCA. The Company shall not voluntarily make any payment in respect of, or settle or offer to settle, any demand for appraisal without Parent's prior written consent.

          (h)  Stock Options

          The Company shall take all action necessary so that each outstanding Company Stock Option, whether or not it is then vested or exercisable, shall be canceled immediately prior to the Effective Time, and shall thereafter represent, whether or not previously vested, only the right to receive from the Surviving Corporation, at the Effective Time or as soon as practicable thereafter, in consideration for the option's cancellation, an amount equal to the product of (i) the number of shares of Company Common Stock issuable upon the exercise of the option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share payable under the option, subject to any required withholding Taxes. The amount payable shall consist of cash and a Parent Note, and the amount of cash and the principal amount of the Parent Note shall be in the same relative proportions as the Cash Consideration Per Share and the principal amount of the Note Consideration Per Share.

          Promptly following the execution of this Agreement, the Company shall mail to each person who is a holder of an outstanding Company Stock Option, whether or not it is then vested or exercisable, a letter in a form acceptable to Parent describing the treatment of and payment for Company Stock Options pursuant to this Section 2.5(h) and providing instructions to use to obtain payment for the holder's Company Stock Options under this Agreement. The Company shall use its reasonable best efforts to obtain, prior to the Effective Time, a release from each holder of an outstanding Company Stock Option effectively relinquishing all rights in respect of the holder's outstanding Company Stock Options upon payment in accordance with this Section 2.5(h). The Company shall take all actions necessary to cause all stock option and stock purchase plans, and any other plan, program or arrangement relating to the issuance of equity securities of the Company or


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     any Subsidiary,  to be terminated effective as of the Effective Time and to ensure that no Person shall have any rights under any such plan, program or arrangement to acquire equity securities of the Company, any Subsidiary, Parent or the Surviving Corporation after the Effective Time.

                                    Article 3
                         Representations and Warranties
                                   of Company

          Except as disclosed in (i) a Schedule to this Article or (ii) the Company SEC Reports, the Company represents and warrants to Parent and MergerSub as follows:

     3.1 Organization

     Each Target Company is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts. Except as disclosed on
Schedule 3.1, each Target Company is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which qualification is required by Law (except where the failure to be qualified and in good standing would not reasonably be expected to have a Material Adverse Effect).

     3.2 Authority

     The Company has the power and authority to execute and deliver this Agreement and, subject to receipt of Shareholder Approval, to perform its obligations under this Agreement. By all necessary action, the board of directors of the Company has duly and validly authorized the execution and delivery of this Agreement and approved this Agreement and the consummation of the Merger and declared it advisable, and has resolved to recommend that the Shareholders of the Company approve this Agreement and the consummation of the merger of the Company with MergerSub pursuant to this Agreement. The Company's execution and delivery of this Agreement and, subject to receipt of Shareholder Approval, consummation of the Merger, have been duly authorized by all necessary action required by the Company's Organizational Documents and the TBCA.

     3.3 Enforceability

     This Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and judicial discretion.


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     3.4 Capital Stock

          (a) The Company's authorized capital stock consists of 100,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock.

          (b) As of the date of this Agreement, the Company has 26,470,646 shares of Company Common Stock issued and outstanding. All of these shares are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of or subject to any preemptive rights. As of the date of this Agreement, the Company holds 12,000 shares of Company Common Stock in treasury.

          (c) As of the date of this Agreement, the Company does not have any shares of Company Preferred Stock issued and outstanding or hold any shares of Company Preferred Stock in treasury.

          (d) As of the date of this Agreement, there are outstanding Company Stock Options to purchase a total of 964,682 shares of Company Common Stock, as listed in Schedule 3.4(d). Schedule 3.4(d) also provides, for each stock option listed, the name of the holder, the number of underlying shares, the date of grant, the applicable vesting schedule and the exercise price.

          (e)  As of the date of this  Agreement:  (i)  except as  described  in
               Section 3.4(b) , there are no outstanding shares of capital stock or other outstanding equity securities of the Company; and (ii) except as described in Section 3.4(d) or in Schedule 3.4(e), there are no outstanding Company Convertible Debentures or other debt securities of the Company convertible into or exchangeable for shares of capital stock of the Company or Company Stock Options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which the Company is party or by which it is bound providing for the Company's issuance of any shares of Company Common Stock or Company Preferred Stock or other equity securities.

          (f) Except for the Voting Agreement, as provided in the Company's articles of incorporation as amended to the date of this Agreement, and the lockup agreement entered into between the Company and certain of its Shareholders, there are no shareholder agreements, buy-sell agreements, voting trusts or other Contracts to which the Company or any Subsidiary is a party or by which it is bound relating to the voting or disposition of any shares of Company Common Stock or Company Preferred Stock or creating any obligation of the Company to repurchase, redeem or otherwise acquire or retire any shares of Company Common Stock or Company Preferred Stock or any Company Stock Options or warrants.

          (g) Schedule 3.4(g) lists for each Subsidiary its name and jurisdiction of incorporation and the number of authorized shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of any preemptive rights.

          (h) Except as disclosed on Schedule 3.4(h), the Company holds of record and owns beneficially all of the issued and outstanding shares of capital stock of each Subsidiary, free and clear of any Liens (other than restrictions on transfer under the Securities Act and state securities Laws) and there are no other outstanding equity securities or equity equivalents of any Subsidiary.

          (i) There are no securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other equity securities of the Subsidiary or options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which any Subsidiary is party or by which it is bound providing for its issuance of any shares of its capital stock or any other equity securities.

          (j) There are no stockholders agreements, buy-sell agreements, voting trusts or other Contracts to which any Subsidiary is a party or by which it is bound relating to the voting or disposition of any shares of the Subsidiary's capital stock or creating any obligation of the Subsidiary to repurchase, redeem or otherwise acquire or retire any shares of its capital stock or any stock options or warrants.

          (k) Except for the Subsidiaries or as described in the Company SEC Reports, the Company does not own any shares of capital stock of or other equity interest in any corporation or other Person.

     3.5 No Violation

     Subject only to obtaining Shareholder Approval, the Company's execution, delivery and performance of this Agreement will not, either directly or indirectly, and with or without Notice or the passage of time or both:

          (a) violate or conflict with its Organizational Documents or those of any Subsidiary;

          (b) except as disclosed on Schedule 3.5(b), result in a breach of or default under any Material Contract to which it or any Subsidiary is a party or by which it is bound;

          (c) result in the imposition or creation of any Lien (other than a Permitted Lien) upon any of its assets or any of the assets of any Subsidiary; or

          (d) violate or conflict with, or give any Governmental Authority the right to challenge the Merger or to obtain any other relief under, any Law or Order to which it or any Subsidiary is subject.

     3.6 No Consent Required

     Except (i) as required by the TBCA, the Texas BOC, the Securities Act, the Exchange Act, or applicable Takeover Statutes or (ii) disclosed on Schedule 3.6, and except for (iii) filing and recording appropriate documents for the Merger as required by the TBCA and the Texas BOC, the Company's execution, delivery and performance of this Agreement do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

     3.7 SEC Reports and Financial Statements

     The Company has filed with the SEC all forms, reports, schedules, exhibits and other documents that it has been required to file (the "Company SEC
Reports"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the related SEC rules and regulations in effect on the date that it was filed with the SEC. None of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference in the Company SEC Reports, contained, as of their respective dates of filing (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the filing), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any forms, reports or other documents with the SEC.

     The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the relevant published rules and regulations of the SEC and present fairly, in conformity with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the lack of footnotes and other presentation items).

     3.8 Equipment

     Schedule 3.8 contains a complete and accurate list of all of the Equipment of each of the Target Companies as of the date of this Agreement having an original purchase price of more than $10,000 per piece of Equipment and purchased since January 1, 2004 (grouping the Equipment listed by Target Company, and identifying each piece of Equipment by vendor, description, model number, serial number and location).

     3.9 Contracts

          (a) Schedule 3.9(a) consists of 12 subschedules which contain complete and accurate lists of the following Contracts of each Target Company as of the date of this Agreement (grouping the Contracts listed on each subschedule by Target Company, and listing each Contract only once if more than one listing otherwise would be required):

               (1) a list of its largest 20 Customer Contracts (by revenues for the 12-month period ending March 31, 2007) identifying each Customer Contract by name of customer, billing address and contract term (Schedule 3.9(a)(1));

               (2) all Equipment Leases involving monthly payments of more than $1,000, identifying each Equipment Lease by (i) vendor, description, model number, serial number and location and
                    (ii) lessor, lessee and term of lease (Schedule 3.9(a)(2));

               (3) all current and former Facility Leases, identifying each Facility Lease by (i) name, location and use of the Facility in question, and (ii) for each current Facility Lease, lessor, lessee, rent payable and term of lease (Schedule
                    3.9(a)(3)); provided, however, that the Target Companies shall not be required to list any former Facility Lease which expired or was terminated prior to January 1, 2002 or any former Facility Lease for a Facility for which a Target Company has entered into a new Facility Lease on or after January 1, 2002;

               (4) any Contract (or series of related Contracts) for the purchase or sale of raw materials, parts, supplies, products or other personal property, or for the receipt of services, the performance of which will extend over a period of more than 90 days or involve payments in an amount exceeding $10,000 over the life of such Contract (Schedule 3.9(a)(4));

               (5) all Contracts with lenders evidencing or securing any indebtedness for borrowed money (Schedule 3.9(a)(5));

               (6) all Contracts with distributors and sales representatives of such Target Company (Schedule 3.9(a)(6));

               (7) all Contracts guaranteeing the contractual performance of or any payment by another Person (other than another Target Company) (Schedule 3.9(a)(7));

               (8) all Contracts creating a partnership or joint venture with another Person (Schedule 3.9(a)(8));

               (9) all Contracts restricting or purporting to restrict the geographical area or scope of business activities or limiting or purporting to limit the freedom to engage in any line of business or to compete with any Person (Schedule 3.9(a)(9));

               (10) all  Contracts  granting  a right of first  refusal or first negotiation with respect to any material asset (Schedule 3.9(a)(10));

               (11) all Contracts  (other than Employee  Benefit Plans) relating to employee compensation, employment, termination of employment or consulting services, including any Contract that would result in any benefit becoming payable to any Person following consummation of the Merger (Schedule

                    3.9(a)(11)); and

               (12) any Contract (or series of related  Contracts)  entered into outside of the Ordinary Course of Business and involving the expenditure or receipt by any party of an amount exceeding $25,000 over the life of such Contract (Schedule 3.9(a)(12)).

                    (b) Each Material Contract of a Target Company is a legally valid and binding obligation of the Target Company and, to the Knowledge of the Company, the other Person or each of the other Persons party to the Contract.

                    (c) No Target Company is in Default in a material respect under any Material Contract, and to the Company's Knowledge, no other Person party to a Material Contract is in Default in any material respect under the Contract except as disclosed on Schedule 3.9(c); and no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) would result in a Default in a material respect by a Target Company under a Material Contract or would give any Person party to a Material Contract the right to exercise any remedy under the Contract or to cancel, terminate or modify the Material Contract.

                    (d) Except as disclosed on Schedule 3.9(d), no Target Company has given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under any Material Contract.

                    (e) For each current Facility Lease listed in Schedule 3.9(a)(3), the Target Company party to the Facility Lease has a good and valid leasehold interest in the Facility Lease free and clear of all Liens, except for
                         (i) Taxes and general and special assessments not in default and payable without penalty and interest, (ii) easements, covenants and other encumbrances or restrictions that do not materially impair the current use, occupancy, value or marketability of the Target Company's interest, (iii) any landlord's or other statutory lien incidental to the Ordinary Course of Business and (iv) Permitted Liens.

     3.10 Real Property

     Schedule 3.10 contains a complete and accurate list of all Real Property that each Target Company owns as of the date of this Agreement (identified by Target Company and common name). For each item of Real Property listed in
Schedule 3.10, title to the property is free and clear of all Liens,  except for
(i) Taxes and general and special assessments not in default and payable without penalty and interest, (ii) easements, covenants and other encumbrances or restrictions that do not materially impair the current use, occupancy, value or marketability of the property, (iii) statutory liens incidental to the Ordinary Course of Business and (iv) Permitted Liens.

     3.11 Permits

     (a) Schedule 3.11 contains a complete and accurate list of all material Permits held by each Target Company (grouping the Permits listed by Target Company). In the case of each material Permit held by a Target Company. Except as disclosed on Schedule 3.11:

               (1)  the Permit is valid and in full force and effect;

               (2) the Target Company has complied with the terms of the Permit in all material respects;

               (3) to Company's Knowledge, no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) would constitute or result in the Target Company's violation of or failure to comply with the Permit or result in the revocation, withdrawal, suspension, cancellation, termination or material modification of the Permit;

               (4) the Target Company has not received any written Notice from any Governmental Authority or other Person that has not been resolved regarding (i) any actual, alleged or potential violation of or failure to comply with the Permit or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of the Permit; and

               (5) since January 1, 2004the Target Company has duly filed on a timely basis all applications that were required to be filed for the renewal of the Permit and has duly made on a timely basis all other filings, if any, required to have been made in respect of the Permit.

                    (b) Each Target Company holds all material Permits that it requires for the lawful conduct of the Business as it is currently conducted.

     3.12 Intellectual Property

     Except as disclosed on Schedule 3.12, each Target Company owns or has the valid and enforceable right to use all Intellectual Property of any kind necessary for or used in its conduct of the Business as it is currently conducted.

     3.13 Undisclosed Liabilities

     Except as disclosed in Schedule 3.13, no Target Company has any Liabilities (including, for example, any indemnification Liabilities) except for (i) Liabilities disclosed in the financial statements included in the Company's SEC Reports or (ii) Liabilities incurred in the Ordinary Course of Business since January 1, 2007.

     3.14 Taxes

          (a) Except as disclosed on Schedule 3.14(a), each Target Company has filed all material Tax Returns that it was required to file prior to the date of this Agreement, all of the Tax Returns that it filed were correct and complete in all material respects, and all material amounts of Taxes due in connection with these Tax Returns have been paid.

          (b) No federal or state income Tax Return that any Target Company filed prior to the date of this Agreement is currently under audit or examination by a Governmental Authority, and no Target Company has received Notice from any Governmental Authority that

               (i) any federal or state income Tax Return that it filed will be audited or examined or that (ii) it is or may be liable for a material amount of additional Taxes in respect of any Tax Return or for the payment of a material amount of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).

          (c) Except as disclosed on Schedule 3.14(c), no Target Company had any amount of delinquent Taxes as of April 30, 2007. The Target Companies' consolidated net operating loss for federal income Tax purposes was $19,384,698 as of December 31, 2006.

          (d) No Target Company has extended the time in which to file any Tax Return or extended or waived the statute of limitations for the assessment of any Tax other than through the obtaining of routine, automatic extensions of time to file.

          (e) No Target Company has filed a consent under ss.341(f) of the Internal Revenue Code (relating to collapsible corporations) or made any payments, or is or could become obligated under an existing Contract (including a Company Stock Option) to make any payments, that are not deductible under ss. 280G of the Internal Revenue Code (relating to "golden parachute" payments).

          (f) Schedule 3.14(f) lists all federal and all material other income Tax Returns that each of the Target Companies has filed since January 1, 2004. No Target Company is a party to any agreement providing for the allocation or sharing of Taxes.

          (g) Company has not been at any time during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code, a "United States real property holding corporation" within the meaning of ss. 897(c) of the Internal Revenue Code.

          (h) No Target Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of ss. 355(a)(1)(A) of the Internal Revenue Code) in a distribution of stock qualifying for tax-free treatment under ss. 355 of the Internal Revenue Code in the two years prior to the date of this Agreement.

     3.15 No Material Adverse Change

     Since January 1, 2007, (i) there has not been any change in the Company's consolidated financial position, results of operations or assets, and (ii) no event has occurred or circumstance exists relating to Company or any Subsidiary that, in either such case, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect.

     3.16 Employee Benefits

          (a) Schedule 3.16(a) contains a complete and accurate list of all Employee Benefit Plans under which each Target Company has any obligation or Liability whether contingent or otherwise (grouping the Employee Benefit Plans by Target Company).

          (b) In the case of each Employee Benefit Plan listed in Schedule 3.16(a):

               (1) the plan has been maintained and operated in material compliance with the applicable requirements of ERISA, the Internal Revenue Code and any other Law;

               (2) all required contributions to or premiums or other payments in respect of the plan have been timely paid;

               (3) to the Company's Knowledge, there have been no "prohibited transactions" (as defined in ss. 406 of ERISA and ss.4975 of the Internal Revenue Code) in respect of the plan which could reasonably result in Liability to a Target Company; and

               (4) no Suit in respect of the administration or operation of the plan or the investment of plan assets is pending or, to Company's Knowledge, Threatened, and to Company's Knowledge, there is no basis for any such Suit.

          (c) Except to the extent required by ss. 4980B of the Internal Revenue Code or any similar state law, no Target Company provides health or other welfare benefits to any retired or former employee or is obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

          (d) No Target Company maintains or has ever maintained an Employee Benefit Plan that is or was subject to the "minimum funding standards" of ss. 302 of ERISA or Title IV of ERISA.

          (e) No Target Company contributes to or at any time has been required to contribute to any "multiemployer plan" (as defined in ss. 3(37) of ERISA).

          (f) Each Employee Benefit Plan listed in Schedule 3.16(a) and any related trust intended to qualify under ss. 401(a) of the Internal Revenue Code has received a determination from the Internal Revenue Service that it so qualifies.

          (g) Except as contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the Merger will result in an increase in benefits under any Employee Benefit Plan listed in Schedule 3.16(a) or any Contract with any current, former or retired employee of the Company or an acceleration of the time of payment or vesting of any benefits.

     3.17 Insurance

          (a)  Schedule 3.17(a) consists of three subschedules:

               (1) all insurance policies in effect on the date of this Agreement under which any Target Company or any director or officer of a Target Company (in his or her capacity as a director or officer) is insured (Schedule 3.17(a)(1));

               (2) all self-insurance arrangements by any Target Company in effect on the date of this Agreement (Schedule 3.17(a)(2)); and

               (3) all obligations of any Target Company to provide insurance coverage to any Person other than an employee (Schedule 3.17(a)(3)).

          (b) Except as disclosed on Schedule 3.17(b), in the case of each pending claim under an insurance policy listed on Schedule 3.17(a), the insured Target Company has not received (i) any refusal of coverage, (ii) any Notice that a defense will be afforded with a reservation of rights or (iii) any Notice of cancellation or any other indication that the policy is no longer in full force or effect or will not be renewed or that the insurance company is unwilling or unable to perform its obligations.

     3.18 Compliance

          (a) Except as disclosed in Schedule 3.18, since January 1, 2004, each Target Company has complied with, and is currently in compliance with, each Law and Order that is or was applicable to it or to the conduct of the Business by such Target Company, except for any such Laws or Orders the violation of which would not have a Material Adverse Effect.

          (b) No Target Company has received any written Notice from any Governmental Authority or other Person that has not been resolved regarding (i) any actual, alleged or potential violation of or failure to comply with any applicable Law or Order or (ii) any actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial action of any kind.

     3.19 Legal Proceedings

          (a)  Schedule 3.19(a) consists of two subschedules and lists:

               (1) all Suits pending as of the date of this Agreement in which any Target Company is a party (Schedule 3.19(a)(1)); and

               (2) all other Suits since January 1, 2004 through the date of this Agreement involving monetary claims of more than $50,000 or requests for injunctive relief in which any Target Company was a party (Schedule 3.19(a)(2)).

               (b) Except as disclosed on Schedule 3.19(b), none of the pending Suits listed in Schedule 3.19(a)(1) would reasonably be expected to have a Material Adverse Effect.

               (c) To Company's Knowledge, there is no Suit Threatened or investigation pending against any Target Company as of the date of this Agreement.

     3.20 Absence of Certain Events

     Except as disclosed in Schedule 3.20, since January 1, 2007 through the date of this Agreement, no Target Company has:

          (a) sold, leased, transferred or disposed of any of its assets (but not including any assets pledged or hypothecated) used, held for use or useful in conduct of the Business except in the Ordinary Course of Business;

          (b) entered into any Contract, other than any Contracts relating to this Merger, relating to the Business except in the Ordinary Course of Business;

          (c) terminated, accelerated or modified any Material Contract relating to the Business to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party has done so or intends to do so, except in the case of Contracts that expired in accordance with their terms or that were terminated in the Ordinary Course of Business;

          (d) imposed or permitted any Lien (other than a Permitted Lien) on any of its assets except in the Ordinary Course of Business;

          (e) delayed or postponed beyond its normal practice payment of its vendor accounts payable and other Liabilities;

          (f) cancelled, compromised, waived or released any claim or right outside of the Ordinary Course of Business;

          (g) experienced any damage, destruction or loss to any material portion of its assets used, held for use or useful in conduct of the Business (whether or not covered by insurance);

          (h) changed the base compensation or other terms of employment of any of its employees except in the Ordinary Course of Business;

          (i)  paid a bonus to any employee;

          (j) adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan except as contemplated in this Agreement;

          (k)  amended its Organizational Documents;

          (l) issued, sold, redeemed or repurchased, or effected any split, combination or reclassification of, any shares of its capital stock or other securities or retired any indebtedness;

          (m)  granted any stock options;

          (n) declared or paid any dividends or made any other distributions in respect of its capital stock;

          (o) made, or guaranteed, any loans or advances to another Person, other than a Target Company or advances to employees of bonus or salary that have been repaid or earned in full prior to the date hereof, or made any investment or commitment to invest in any Person other than a Target Company;

          (p) made any capital expenditures in excess of $25,000 in the aggregate;

          (q)  made any change in its accounting principles or methods; or

          (r) entered into any Contract to do any of the matters described in the preceding clauses (a)-(q).

     3.21 Environmental Matters

          (a) Except as disclosed on Schedule 3.21(a), each Target Company is, and has been at all times since January 1, 2004, in compliance in all material respects with all applicable Environmental Laws and Occupational Safety and Health Laws, and to the Company's Knowledge, there are no facts, circumstances or conditions that would reasonably be expected to prevent compliance in the future.

          (b) Except as disclosed on Schedule 3.21(b), no Target Company has received any Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or potential violation or failure to comply with any Environmental Laws or
     (ii) any actual or potential Cleanup Liability or other Environmental Liability.

     3.22 Employees

     Schedule 3.22 contains a complete and accurate list of the following information for the employees of each Target Company as of the date of this Agreement (grouping the employees by Target Company), including employees on leave of absence: name; job title; date of hire; current base compensation; and changes in base compensation since January 1, 2006 (or date of hire, if later). Except as disclosed on Schedule 3.22, to the Company's Knowledge, no employee of any Target Company is a party to or is otherwise bound by any Contract or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, that presently limits or restricts the scope of his or her duties as an employee of the Surviving Corporation (or of a Subsidiary of the Surviving Corporation).

     3.23 Labor Relations

     No Target Company is or has ever been a party to any collective bargaining agreement or other labor Contract other than individually negotiated employment or similar agreements. No Target Company is experiencing, or has experienced at any time, and, to Company's Knowledge, there is no reasonable basis to expect any Target Company to experience: (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees; (ii) any Suit relating to the alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable Governmental Authority); (iii) any other labor or employment dispute that would reasonably be expected to have a Material Adverse Effect; or
(iv) any activity to organize or establish a collective bargaining unit, trade union or employee association.

     3.24 Broker's Fee

     No Target Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.25 Takeover Statutes

     No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal Laws applicable to the Company ("Takeover Statutes") is applicable to the Merger.

     3.26 Joint Disclosure Document

     None of the information supplied by the Company for inclusion or incorporation by reference in the Joint Disclosure Proxy Statement (and each amendment of or supplement to the Joint Disclosure Document, if any) will, on the date it is mailed to the Shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     3.27 Vote Required

     Assuming the redemption at or prior to Closing of all of the issued and outstanding shares of Company Preferred Stock, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of holders of any class or series of Company's capital stock necessary to adopt this Agreement and to consummate the Merger.

                                    Article 4
                        Representations and Warranties of
                              Parent and MergerSub

     Except as disclosed in the Parent SEC Reports, Parent and MergerSub represent and warrant to Company as follows:

     4.1 Organization

     Each of Parent and MergerSub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Texas, respectively, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts. Parent directly owns all of the issued and outstanding shares of MergerSub's capital stock.

     4.2 Authority

     Each of Parent and MergerSub has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and MergerSub, including without limitation the issuance of the Parent Notes by Parent, have been duly authorized by all necessary action required by their respective Organizational Documents and applicable Law.

     4.3 Enforceability

     This Agreement constitutes a legally valid and binding obligation of Parent and MergerSub, enforceable against them in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and judicial discretion.

     4.4 No Violation

     The execution, delivery and performance of this Agreement by Parent and MergerSub will not, in the case of each of them, either directly or indirectly (and with or without Notice or the passage of time or both):

          (a) violate or conflict with its Organizational Documents;

          (b) result in a breach of or default under any material Contract to which it is a party or by which it is bound;

          (c) result in the imposition or creation of any Lien (other than a Permitted Lien) upon any of its assets; or

          (d) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Merger or to obtain any other relief under, any Law or Order to which it is subject.

     4.5 No Consent Required

     Except (i) as required by the Securities  Act, the Exchange Act, The Nasdaq

Stock Market, Inc. or applicable Takeover Statutes, and except for (ii) filing and recording appropriate documents for the Merger as required by the TBCA and the Texas BOC, the execution, delivery and performance of this Agreement by Parent and MergerSub do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

     4.6 SEC Reports and Financial Statements

     Parent has filed with the SEC all forms, reports, schedules, exhibits and other documents that it has been required to file ("Parent SEC Reports"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the related SEC rules and regulations in effect on the date that it was filed with the SEC. None of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference in the Parent SEC Reports, contained, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the filing), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the relevant published rules and regulations of the SEC and present fairly, in conformity with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates indicated and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and to the lack of footnotes and other presentation items).

     4.7 Broker's Fee

     Neither Parent nor MergerSub has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.8 MergerSub Formation

     MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, MergerSub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations under this Agreement and related ancillary matters.

     4.9 Joint Disclosure Document

     None of the information supplied or to be supplied by Parent and MergerSub for inclusion or incorporation by reference in the Joint Disclosure Proxy Statement (and each amendment of or supplement to the Joint Disclosure Document, if any) will, on the date it is mailed to the Shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or incorporated by reference or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     4.10 Board Approval

     The board of directors of MergerSub, by unanimous written consent, has unanimously approved this Agreement and declared it advisable and in the best interests of MergerSub's sole stockholder.

     4.11 Vote Required

     The affirmative vote of Parent, as the sole stockholder of MergerSub, is the only vote of the stockholders of Parent or the stockholders of MergerSub necessary to adopt this Agreement.

                                    Article 5
                             Events Prior to Closing

     5.1 General

     Pending Closing, each Party shall use its reasonable best efforts to take all actions and to do all things necessary in order to consummate the Merger (including, in the case of Company, satisfaction, but not waiver, of the Company Closing Conditions in its control, and in the case of Parent and MergerSub, satisfaction, but not waiver, of the Parent Closing Conditions in their respective control).

     5.2 Conduct of Business by Company

     Pending Closing:

          (a) the Company shall, and shall cause each Subsidiary to, conduct the Business only in the Ordinary Course of Business and with no less diligence and effort than would be applied in the absence of this Agreement; and

          (b) without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned, the Company shall not, and shall cause each Subsidiary not to, take any affirmative action that results in the occurrence of an event described in Section 3.20 or fail to take any reasonable action within its control that would avoid the occurrence of an event described in Section 3.20.

     5.3 SEC Filings

          (a) As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement under the Exchange Act containing the information required to be furnished to the Shareholders in connection with the vote of the Shareholders at the Shareholders Meeting.

          (b) As promptly as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration under Securities Act relating to the offering and issuance of the Parent Notes (the

     "Registration Statement") and a statement of eligibility and qualification under the Trust Indenture Act on Form T-1.

          (c) In each case, the filing Party shall use its reasonable best efforts to respond to the comments of the SEC and, in the case of the Company, to clear the preliminary proxy statement with the SEC as promptly as practicable and, in the case of Parent, to have the Registration Statement declared effective under the Securities Act as promptly as practicable.

          (c) The Company and Parent shall provide one another with whatever information and assistance with these filings that the other reasonably may request, and shall provide copies to one another of all written comments from the SEC and inform one another of all oral comments.

          (d) Parent shall use its reasonable best efforts to keep the Registration Statement effective for as long as necessary to consummate the Merger, and shall take all actions that may be necessary in connection with the offering and issuance of the Parent Notes.

     5.4 Shareholders Meeting

     Once the preliminary proxy statement has been cleared by the SEC and the Registration Statement has been declared effective, the Company shall call a special meeting of the Shareholders (the "Shareholders Meeting") to be held as soon as practicable for the purpose of obtaining Shareholder Approval and shall mail the Joint Disclosure Document to the Company's Shareholders. In this regard:

          (a) the Company's board of directors shall recommend approval and adoption of this Agreement and the Merger by Company's Shareholders and, except as permitted by Section 5.8(c), shall not withdraw, amend, or modify its recommendation in a manner adverse to Parent (or announce publicly its intention to do so);

          (b) the Joint Disclosure Document shall contain the recommendation of the Company's board of directors that the Shareholders vote in favor of adoption of this Agreement and the Merger;

          (c)  subject to the  fiduciary  duties of the board of  directors  and
     Section 5.8, the Company shall use its reasonable best efforts to obtain Shareholder Approval;

          (d) the Company shall otherwise comply in all material respects with all legal requirements applicable to the Shareholders Meeting; and

          (e) prior to mailing the Joint Disclosure Statement, the Company shall obtain the opinion of Van Amburgh Valuation Associates, Inc., as financial advisor to the Company, to the effect that the Merger Consideration to be received by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

     5.5 Other Filings by Company

     As promptly as practicable after the date of this Agreement, the Company shall give each Notice, make each filing and obtain each Permit or other Consent listed on Schedule 3.6, if any. To the extent that the cooperation of Parent and MergerSub is necessary or, in the Company's reasonable judgment, desirable, Parent and MergerSub shall cooperate with the Company in regard to any Notices, filings, Permits and other Consents listed on Schedule 3.6.

     5.6 Access to Information

     Pending Closing, the Company shall, and shall cause each Subsidiary to (i) give Parent and its representatives (including counsel, financial advisors and accountants) access during normal business hours (but without unreasonable interference with operations) to its Facilities and Books and Records and other documents and (ii) make its officers and employees available to respond to reasonable inquiries regarding the Company, the Subsidiaries and the Business. The Company shall furnish Parent and its representatives with all information and copies of all documents concerning the Company, the Subsidiaries and the Business that Parent and its representatives reasonably request. The Company shall furnish to Parent, at the earliest time that they are available, such monthly and quarterly financial statements and data as are routinely prepared by Company.

     5.7 Notice of Developments

     Pending Closing, each Party shall promptly give Notice to the other Party of: (i) any fact or circumstance of which a Party becomes aware that causes or constitutes an inaccuracy in any of Party's representations and warranties in Articles 3 or 4 on the date of this Agreement that would reasonably be expected to result in a failure to satisfy any Parent Closing Condition or Company Closing Condition; (ii) any breach of or default of any Party's other obligations in this Article 5 that would reasonably be expected to result in a failure to satisfy any Parent Closing Condition or Company Closing Condition; or
(iii) the occurrence of any event that may make satisfaction of any Parent Closing Condition or Company Closing Condition impossible or unlikely. The delivery of any Notice pursuant to this Section 5.8 shall not, however, cure any inaccuracy, breach or default or limit or otherwise affect the rights, obligations or remedies available to any Party under this Agreement.

     5.8 Acquisition Proposals

          (a) Immediately after the execution and delivery of this Agreement, the Company shall cease and terminate any existing activities, discussions or negotiations with any parties previously conducted in respect of any possible Acquisition Proposal, and shall cause its affiliates and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors and representatives to do the same. The Company shall take all necessary steps promptly to inform the individuals or entities referred to in the next sentence of this Section 5.8(a) of the obligations undertaken in this Section 5.8(a). From the date of this Agreement and prior to the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company shall not, and shall not authorize or cause any Subsidiary or any officer, director or employee of Company or any Subsidiary, or any investment banker, attorney, accountant or other advisor or representative of Company or any Subsidiary, to directly or indirectly: (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal; or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or reasonably would be expected to lead to, any Acquisition Proposal.

          (b) Notwithstanding the limitation in clause (ii) of the third sentence of Section 5.8(a), if the Company receives a bona fide written proposal or offer that the Company's board of directors determines in good faith is or would reasonably be expected to result in a third party making a Superior Company Proposal, the Company may (i) furnish information with respect to the Company to the Person making such proposal or offer (if the Person first enters into a confidentiality agreement with Company containing restrictions as to confidentiality substantially equivalent to or more protective of the Company than those in the confidentiality agreement between the Company and Parent), and (ii) participate in discussions or negotiations with such person regarding such proposal or offer.

          (c) Except as expressly permitted by this Section 5.8, the Company's board of directors shall not approve or recommend to Shareholders any Acquisition Proposal. Nothing contained in this Agreement shall prohibit Company from complying with Rule 14e-2 under the Exchange Act with regard to any Acquisition Proposal or making any disclosure to Company's Shareholders which, in the good faith reasonable judgment of the Company's board of directors, is required under applicable Law. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company's board of directors permitted by, and taken in accordance with, this Section 5.8 shall not constitute a breach of this Agreement by the Company.

          (d) In the event that the Company receives a Superior Company Proposal, nothing contained in this Agreement shall prevent the Company's board of directors or an Authorized Officer of the Company from executing or entering into an agreement relating to such Superior Company Proposal and recommending such Superior Company Proposal to the Shareholders; and in such a case, the Company's board of directors may withdraw, modify or refrain from making its recommendation (including a declaration of advisability) of the Merger and/or adoption of this Agreement, and, to the extent the board does so, that Company may refrain from calling, providing notice of and holding the Shareholders Meeting to adopt this Agreement and from soliciting proxies or consents to secure the vote or written consent of its stockholders to adopt this Agreement and may terminate this Agreement.

     5.9 Public Announcements

     Each of Parent, Subsidiary and Company shall consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as required by Law or the rules of The Nasdaq National Market, Inc.

     5.10 Fees and Expenses

     If the Merger is consummated, the Surviving Corporation shall pay the Company's Transaction Expenses, up to (i) $100,000 plus (ii) the aggregate amount of Transaction Expenses included in the Company's Adjusted Liabilities. If the Merger is not consummated, all Transaction Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring them.

     5.11 Termination of Employment Agreements

     At or prior to Closing, the Company shall terminate all of its existing employment agreements and accrue all severance payments and other termination liabilities to its employees. The Company shall obtain an appropriate release from each employee whose employment agreement is terminated.

     5.12 Notice of Redemption and Repayment

     When the Joint Disclosure Document is mailed to Shareholders, the Company shall also concurrently give notice to all of the holders of the Company Convertible Debentures that the Company will repay all of its indebtedness under the Company Convertible Debentures at Closing.

                                    Article 6
                              Conditions to Closing

     6.1 Parent Closing Conditions

     The respective obligations of Parent and MergerSub to consummate the Merger and to take the other actions that they are respectively required to take at Closing are subject to the satisfaction of each of the following conditions (the "Parent Closing Conditions") prior to or at Closing:

          (a) the Company's representations and warranties in Article 3, as qualified or limited by any exceptions in the Schedules to Article 3, are true and correct in all material respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all material respects only as of that date), except to the extent that such representations and warranties are qualified by the term "in all material respects," in which case such representations and warranties as so written shall be true and correct in all respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all respects only as of that date);

          (b) the Company has performed, complied with or satisfied in all material respects all of the its obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy at or prior to Closing;

          (c) holders of shares of Company Common Stock representing no more than 7.5% of the outstanding shares of Company Common Stock have exercised (and not withdrawn or otherwise forfeited) the rights of a dissenting owner under Section 5.11 et seq. of the TBCA with respect to their shares of Company Common Stock;

          (d) Shareholder Approval has been obtained;

          (e) Parent has entered into consulting agreements and noncompetition agreements on mutually acceptable terms with each of the officers, directors, employees and Shareholders listed on Schedule 6.1(e);

          (f) no temporary restraining order, preliminary or permanent injunction or other Order issued by a court or Governmental Authority has been issued and is in effect making the Merger illegal or otherwise prohibiting consummation of the Merger; and

          (e) the registration of the Parent Notes under the Securities Act has been declared effective by the SEC.

     Parent and MergerSub may waive any Parent Closing Condition specified in this Section 6.1 by a written waiver delivered to Company at any time prior to or at Closing.

     6.2 Company Closing Conditions

     The obligation of Company to consummate the Merger and to take the other actions that it is required to take at Closing is subject to the satisfaction of each of the following conditions (the "Company Closing Conditions") prior to or at Closing:

          (a) the  representations  and  warranties  of Parent and  MergerSub in
     Article 4 are true and correct in all material respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all material respects only as of that date), except to the extent that such representations and warranties are qualified by the term "in all material respects," in which case such representations and warranties as so written shall be true and correct in all respects on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters only as of a certain date, which need be true and correct in all respects only as of that date);

          (b) Parent and MergerSub have performed, complied with or satisfied in all material respects all of the their respective obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy at or prior to Closing;

          (c) Shareholder Approval has been obtained; and

          (d) no temporary restraining order, preliminary or permanent injunction or other Order issued by a court or Governmental Authority has been issued and is in effect making the Merger illegal or otherwise prohibiting consummation of the Merger.

     The Company  may waive any  Company  Closing  Condition  specified  in this
Section 6.2 by a written waiver delivered to Parent and MergerSub at any time prior to or at Closing.

                                    Article 7
                            Events Following Closing

     7.1 Payment of Certain Liabilities

     Parent shall cause the Surviving Corporation to pay all of the Liabilities listed on the attached Exhibit C no later than 30 days after Closing.

     7.2 Release of Guarantors

     As of Closing, Parent shall indemnify each officer, director and other person listed on the attached Exhibit D against any loss, damage, cost or expense (including reasonable attorneys' fees) as such loss, damages, costs and expenses are incurred by reason of his guaranty of the Liability or Liabilities specified opposite his name on Exhibit D, and shall obtain his release from each of his guaranties no later than 30 days after Closing.

     7.3 Shareholder Representative

          (a) As of the Effective Time, without further act of any holder of Company Shares, the Shareholder Representative shall be appointed as agent and attorney-in-fact for each holder of Company Shares, to give and receive notices and communications and to take any and all action on behalf of the holders of Company Shares pursuant to this Agreement and in connection with the Parent Notes, including, but not limited to, asserting, prosecuting or settling any claim against the Surviving Corporation or Parent or defending or settling any claim asserted by the Surviving Corporation or Parent. Such Shareholder Representative may be changed by the consent of holders representing a majority of the Company Shares immediately prior to the Effective Time from time to time upon written notice given to the Surviving Corporation and the Shareholder Representative. Any vacancy in the position of Shareholder Representative may be filled by the remaining Shareholder Representative, if any, subject to the right of holders representing a majority of the outstanding Company Shares immediately prior to the Effective Time to replace any Shareholder Representative so appointed. No bond shall be required of the Shareholder Representative. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the holders of Company Shares. The Shareholder Representative shall not be liable to any Shareholder or other Person for any action taken, or declined to be taken, in good faith and in the exercise of reasonable judgment.

          (b) A decision, act, consent or instruction of the Shareholder Representative (acting in its capacity as the Shareholder Representative) shall constitute a decision of all the holders of Company Shares and shall be final, binding and conclusive upon each of such holders, and the Surviving Corporation and Parent may rely upon any such decision, act,


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

     consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each such holder of Company Shares.

         (c) $250,000 from the aggregate Cash Consideration Per Share shall be placed by Parent at Closing into an escrow account (the "Shareholder Representative Holdback Account") with Park Cities Bank, Dallas, Texas (the "Holdback Escrow Agent"), which amount shall be made available for use by the Shareholder Representative for the costs and expenses, including, without limitation, the costs of the Holdback Escrow Agent and legal fees, incurred by the Shareholder Representative in fulfilling the duties of such position hereunder, including without limitation those duties set forth in Section 7.7 hereof. Any funds remaining in the Shareholder Representative Holdback Account on the date of the last payment payable under the Parent Notes shall be distributed on a Pro Rata Basis to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b).

     7.4 Closing Date Adjustment

          (a) Following Closing, Parent and the Shareholder Representative shall determine and agree on, following the procedures described in subsections
     (d), (e), (f) and (g) of this Section 7.4, (i) the Company's Adjusted Liabilities and (ii) its consolidated total current assets as of the Closing Date determined in accordance with GAAP ("Adjusted Current Assets").

          (b) If the excess of the Company's Adjusted Liabilities over its Adjusted Current Assets (the "Liability Excess") is less than the Threshold, the aggregate Merger Consideration shall be increased by an amount equal to the Threshold less the Liability Excess. If the Liability Excess is more than the Threshold, the aggregate Merger Consideration shall be reduced by an amount equal to the Liability Excess less the Threshold. In either case, this adjustment shall be made in accordance with Section 7.6.

          (c) As used in this Section 7.4, "Threshold" means $4,340,000 (including no more than $90,000 in capital expenditures since June 1, 2007). To the extent that the sum of (i) the Merger Consideration payable under Section 2.4(e) and (ii) the amounts payable pursuant to Section 2.5(h) in respect of Company Stock Options exceeds $54,350,000, the Threshold shall be reduced dollar-for-dollar by the amount of the excess.

          (d) Parent shall prepare a schedule of Adjusted Liabilities and Adjusted Current Assets (the "Post-Closing Schedule") no later than 75 days after Closing and promptly furnish a copy of such Post-Closing Schedule to the Shareholder Representative.

          (e) If the Shareholder Representative accepts Parent's Post-Closing Schedule, or if the Shareholder Representative fails to give Notice to Parent of any objection within 30 days after receipt of a copy of such schedule, Parent's Post-Closing Schedule shall become binding.

          (f) If the Shareholder Representative gives Notice to Parent of an objection to Parent's Post-Closing Schedule within 30 days after receipt of a copy thereof, Parent and the Shareholder Representative shall attempt in good faith to resolve their differences. In this regard, Parent shall make copies of all relevant Books and Records, workpapers and other information available to the Shareholder Representative and his accounting representatives. If Parent and the Shareholder Representative are able to resolve all of their differences, Parent's Post-Closing Schedule, as modified to reflect the resolution of the differences between Parent and the Shareholder Representative, shall become binding.

          (g) If Parent and the Shareholder Representative are unable to resolve all of their differences within 30 days after the Shareholder Representative gives Notice to Parent of an objection to Parent's Post-Closing Schedule, Parent and the Shareholder Representative shall submit any disputed items to a mutually acceptable accounting firm for a determination of the correct amounts; provided, however, that in the event that Parent and the Shareholder Representative are not able to agree upon a mutually acceptable accounting firm within 10 calendar days of the date on which both such parties become aware of such dispute, Parent shall select an accounting firm that is not the regular accounting firm of Parent, the Shareholder Representative shall select an accounting firm that was not the regular accounting firm of the Company, and the two firms so selected shall select a third accounting firm that is not the regular accounting firm of Parent and was not the regular accounting firm of the Company which shall serve as the accounting firm to resolve such dispute for purposes of this
     Section 7.4. The accounting firm shall have access to all relevant Books and Records, workpapers and other information available. The accounting firm's determination shall be binding on Parent and the Shareholder Representative, and Parent's Post-Closing Schedule, as modified to reflect
     (i)  those   differences,   if  any,   that  Parent  and  the   Shareholder
     Representative were able to resolve and (ii) the accounting firm's determination with regard to the remaining disputed items, shall become binding.

     7.5 Revenue Adjustment

          (a) Following Closing, Parent and the Shareholder Representative shall determine and agree on, following the procedures described in subsections
     (c), (d), (e) and (f) of this Section 7.5, the Company's Annualized Additional Revenues.

          (b) If Measured Revenues are $16,000,000 or more, there shall not be any adjustment to the aggregate Merger Consideration. If Measured Revenues are less than $16,000,000, the aggregate Merger Consideration shall be reduced by an amount equal to the product of (i) $16,000,000 less the amount of Measured Revenues multiplied by (ii) 3.375. This adjustment shall be made in accordance with Section 7.6.

          (c) Parent shall prepare a schedule of Annualized Additional Revenues (the "Revenues Schedule") no later than 45 days after the expiration of the Measurement Period and promptly furnish a copy to the Shareholder Representative.

          (d) If the Shareholder Representative accepts Parent's Revenues Schedule, or if the Shareholder Representative fails to give Notice to Parent of any objection within 30 days after receipt of a copy of such schedule, Parent's Revenues Schedule shall become binding.

          (e) If the Shareholder Representative gives Notice to Parent of an objection to Parent's Revenues Schedule within 30 days after receipt of a copy thereof, Parent and the Shareholder Representative shall attempt in good faith to resolve their differences. In this regard, Parent shall make copies of all relevant Books and Records, workpapers and other information available to the Shareholder Representative and his accounting representatives. If Parent and the Shareholder Representative are able to resolve all of their differences, Parent's Revenues Schedule, as modified to reflect the resolution of the differences between Parent and the Shareholder Representative, shall become binding.

          (f) If Parent and the Shareholder Representative are unable to resolve all of their differences within 30 days after the Shareholder Representative gives Notice to Parent of an objection to Parent's Revenues Schedule, Parent and the Shareholder Representative shall submit any disputed items to a mutually acceptable accounting firm for a determination of the correct amounts; provided, however, that in the event that Parent and the Shareholder Representative are not able to agree upon a mutually acceptable accounting firm within 10 calendar days of the date on which both such parties become aware of such dispute, Parent shall select an accounting firm that is not the regular accounting firm of Parent, the Shareholder Representative shall select an accounting firm that was not the regular accounting firm of the Company, and the two firms so selected shall select a third accounting firm that is not the regular accounting firm of Parent and was not the regular accounting firm of the Company which shall serve as the accounting firm to resolve such dispute for purposes of this
     Section 7.5. The accounting firm shall have access to all relevant Books and Records, workpapers and other information available. The accounting firm's determination shall be binding on Parent and the Shareholder Representative, and Parent's Revenues Schedule, as modified to reflect (i) those differences, if any, that Parent and the Shareholder Representative were able to resolve and (ii) the accounting firm's determination with regard to the remaining disputed items, shall become binding.

     7.6 Adjustment to Merger Consideration

     When both the  Post-Closing  Schedule  under  Section 7.4 and the  Revenues
Schedule  under  Section  7.5  have  become   binding,   the  aggregate   Merger
Consideration shall be adjusted as follows:

          (a) If there is an increase in the aggregate Merger Consideration pursuant to Section 7.4(b) and no adjustment to the aggregate Merger Consideration pursuant to Section 7.5(b), Parent shall within three calendar days of such determination deposit cash equal to the increase in the aggregate Merger Consideration with the Paying Agent for distribution on a Pro Rata Basis to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to

     Section 2.5(b).

          (b) If there is an increase in the aggregate Merger Consideration pursuant to Section 7.4(b) and a reduction in the aggregate Merger Consideration pursuant to Section 7.5(b), the two amounts shall be added together to determine the net adjustment to the aggregate Merger Consideration, and

               (1) if the net adjustment is an increase in the aggregate Merger Consideration, Parent shall within three calendar days of such determination deposit cash equal to the increase in the aggregate Merger Consideration with the Paying Agent for distribution on a Pro Rata Basis to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to
          Section 2.5(b); and

               (2) if the net adjustment is a reduction in the aggregate Merger Consideration, the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) shall be reduced (or deemed to be reduced), retroactive to the Closing Date, on a Pro Rata Basis in an aggregate amount equal to the reduction in the aggregate Merger Consideration.

          (c) If there is a reduction in the aggregate Merger Consideration pursuant to Section 7.4(b) and a reduction in the aggregate Merger Consideration pursuant to Section 7.5(b), the two amounts shall be added together to determine the combined reduction in the aggregate Merger Consideration, and the principal amount of the Parent Notes distributed or to be distributed to holders of Company Shares who have duly surrendered or who may duly surrender their Company Stock Certificates pursuant to Section 2.5(b) shall be reduced (or deemed to be reduced), retroactive to the Closing Date, on a Pro Rata Basis in an aggregate amount equal to the combined reduction in the aggregate Merger Consideration.

     7.7 Certain Litigation

          (a) On May 14, 2007, a Texas jury found EnviroClean Management Services, Inc., a Texas corporation and a subsidiary of the Company ("EMSI") liable in connection with case number 05-04255-E in the County Court Law No. 5, Dallas County, Texas titled Kathleen Bohne and David Ross, Independent Executor of the Estate of Robert E. Bohne v. MedSolutions, Inc., EnviroClean Management Services, Inc., Turner Bruce Yarborough, Ford Air, Inc. and FAF, Inc (the "Lawsuit"). Following the consummation of the Merger, the Shareholder Representative shall have the sole power and authority on behalf of EMSI pursuant to the terms set forth in this Section
     7.7 to (1) appeal any judgment rendered in connection with the Lawsuit on behalf of EMSI, including without limitation any appeals conducted through EMSI's insurance provider, Zurich American Insurance ("Zurich"); (2) pursue any claims against Zurich for the amount of any judgment in excess of EMSI's policy limits; and (3) settle any of the matters described in subclauses (1) and (2) above (collectively with the Lawsuit, the "Litigation"). The Shareholder Representative shall also have the sole power and authority to select and retain legal counsel and any other consultants as it deems necessary or proper for the prosecution, defense or settlement of the Litigation, to incur costs and expenses in connection therewith to be paid out of the Shareholder Representative Holdback Account, and to take any and all other actions it deems necessary or proper to resolve or settle the Litigation. The Shareholder Representative shall have the authority on behalf of EMSI to enter into a binding settlement agreement with respect to the Lawsuit, without the prior written consent of Parent, if and only if such settlement provides (x) for payment by EMSI of an aggregate amount after the application of all available insurance coverage not to exceed the then outstanding aggregate principal and interest owing under the Parent Notes and (y) for the complete release of EMSI and its affiliates, including without limitation the Surviving Corporation and Parent; otherwise, the Shareholder Representative must obtain the prior written consent of Parent, in its absolute discretion, prior to entering into any binding settlement agreement on behalf of EMSI with respect to the Lawsuit. The Shareholder Representative shall provide, upon request therefor, written update memorandums to the Surviving Corporation as to the status of the Litigation and the balance in the Shareholder Representative Holdback Account until such time as the Litigation has been finally resolved, and shall promptly notify the
     Surviving Corporation upon the final resolution of the Litigation; provided, however, that in no event shall the Shareholder Representative be obligated to provide more than one such memorandum to the Surviving Corporation per calendar month. Parent hereby covenants and agrees that it shall pay for all costs and expenses incurred in connection with the prosecution, defense or settlement of the Litigation in excess of the Shareholder Representative Holdback Amount ("Excess Litigation Expenses"), and the principal amount of the Parent Notes shall be reduced by all such Excess Litigation Expenses that Parent pays. To the extent that EMSI's liability with respect to the Lawsuit after the Litigation has been finally resolved exceeds the insurance coverage available therefor, the principal amount of the Parent Notes shall be reduced by the amount of EMSI's payment (or the payment by the Surviving Corporation or Parent on EMSI's behalf) in excess of EMSI's insurance coverage (the "Resolved Liability Payment"). Notwithstanding any provision of this Section 7.7 to the contrary, in the event that the Litigation has not been finally resolved (including without limitation by way of settlement) on or before the 90th day immediately preceding the seventh anniversary of the Closing Date, the Surviving Corporation may satisfy the judgment rendered in connection with the Lawsuit (as reduced by any successful appeal) in full, without the prior consent of the Shareholder Representative, and to the extent that EMSI's liability with respect to the Lawsuit exceeds the insurance coverage available therefor, the principal amount of the Parent Notes shall be reduced by the amount of the EMSI's payment (or the payment by the Surviving Corporation or Parent on EMSI's behalf) in excess of EMSI's insurance coverage (the "Judgment Satisfaction Payment").

          (b) The amount of any reduction in the principal amount of the Parent Notes pursuant to Section 7.7(a) by reason of (i) Parent's payment of any Excess Litigation Expenses or (ii) a Resolved Liability Payment or Judgment Satisfaction Payment by EMSI, the Surviving Corporation or Parent shall be effective as of the date of the payment. The amount of the principal reduction shall be increased to that amount payable upon maturity of the Parent Notes which has a present value (as of the date of payment) equal to the amount of the payment, using a discount rate equal to 8.0% less the weighted average interest rate of all Parent Notes outstanding as of the date of payment. The principal reduction shall be made on a pro rata basis in respect of the principal amounts of all such Parent Notes.

     7.8 Post-Closing Tax Returns

     Parent shall prepare or cause to be prepared and file all Tax Returns for the Company and the Subsidiaries that are required to be filed after the Closing Date in respect of a taxable period including or ending on the Closing Date. Parent shall permit the Shareholder Representative, at the Shareholder Representative's request, to review and comment on each such Tax Return before it is filed.

                                    Article 8
                   Survival of Representations and Warranties
                           and Indemnification Claims

     8.1 Survival

     The Parties'  respective  representations  and  warranties in Article 3 and
Article 4 shall survive Closing and continue until the first anniversary of the Closing Date, with the exception of the Company's representations and warranties in Sections 3.14 and 3.21, which shall survive Closing and continue until the date 90 days after the expiration of the underlying Tax or other statute of limitations.

     8.2 Indemnification Claim

     Parent may assert an indemnification claim for any loss, damage, cost or expense (including reasonable attorneys' fees) that is caused by, arises out of or relates to any breach of any representation and warranty by the Company in
Article 3 or in the  Officer's  Certificate  delivered  at Closing  pursuant  to
Section 2.3(c) if the indemnification claim is asserted during the survival of the representation and warranty in question. Parent may not assert an indemnification claim until the aggregate amount for which indemnification is sought exceeds $100,000. If this threshold is reached, Parent may assert an indemnification claim for the portion of the claim in excess of $100,000 and may assert any subsequent indemnification claim without regard to any threshold.

     8.3 Procedures

          (a) Parent may assert an indemnification claim by giving Notice of the indemnification claim to the Shareholder Representative. Parent's Notice shall provide reasonable detail of the facts giving rise to the indemnification claim and a statement of Parent's indemnifiable loss or an estimate of the indemnifiable loss that Parent reasonably anticipates that it will suffer. Parent may amend or supplement its indemnification claim at any time (and more than once) by Notice to the Shareholder Representative.

          (b) If the Shareholder Representative does not object to an indemnification claim during the 30-day period following receipt of Parent's Notice of its indemnification claim (the "Objection Period"), Parent's indemnification claim shall be considered undisputed, and Parent shall be entitled to recover the full amount of its Indemnifiable Loss (or estimate of its Indemnifiable Loss), subject, in the case of an indemnification claim by Parent, to the limitation set forth in Section 8.4.

          (c) If the Shareholder Representative gives Notice to Parent within the Objection Period that the Shareholder Representative objects to Parent's indemnification claim, the Shareholder Representative and Parent shall attempt in good faith to resolve their differences during the 30-day period following Parent's receipt of the Shareholder Representative's Notice of its objection. If they fail to resolve their disagreement during this 30-day period, either of them may unilaterally submit the disputed indemnification claim for binding arbitration before the American Arbitration Association in Chicago, Illinois or Dallas, Texas in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys' fees to the prevailing party.

     8.4 Reduction in Payments

     To the extent that any indemnification claim by Parent is undisputed or is resolved in Parent's favor, either by agreement with the Shareholder Representative or by an award of an arbitrator or panel of arbitrators pursuant to Section 8.3(c), the indemnification claim shall reduce on a Pro Rata Basis the aggregate amounts next becoming due under the Parent Notes. This reduction shall be Parent's sole means of satisfying its indemnification claim.

                                    Article 9
                        Termination, Amendment and Waiver

     9.1 Termination by Company or Parent

     This Agreement may be terminated:

          (a) at any time prior to the Effective Time, whether before or after Shareholder Approval, by written consent of the Parties authorized by their respective boards of directors (or by committees of their respective boards of directors delegated with such authority);

          (b) by either the Company or Parent, if the Merger shall not have been consummated by the Outside Date (but the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (c) by either the Company or Parent, if any Governmental Authority has issued an Order, decree or ruling or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and the Order, decree, ruling or other action has become final and nonappealable (but neither the Company nor Parent may terminate this Agreement pursuant to this Section 9.1(c) unless the Party seeking to terminate this Agreement has used its reasonable best efforts to oppose any such governmental order or decision or to have such order or decision vacated or made inapplicable to the Merger contemplated by this Agreement);

          (d) By the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or MergerSub set forth in this Agreement, or by Parent if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company, which breach has not been cured within 15 Business Days following receipt by the breaching party of written notice of such breach; or

          (e) By the Company if one or more of the Company Closing Conditions are not satisfied or capable of being satisfied on or before the Outside Date as a result of Parent's or MergerSub's failure to comply with their respective obligations under this Agreement, or by Parent if one or more Parent Closing Conditions are not satisfied or capable of being satisfied on or before the Outside Date as a result of the Company's failure to comply with its obligations under this Agreement.

     9.2 Termination by Company

     The Company may terminate this Agreement:

          (a) if the Company enters into a definitive agreement providing for the implementation of a Superior Company Proposal; or

          (b) at any time following 10 days' prior Notice to Parent (during which Parent may exercise any right that it may have to terminate this Agreement under Section 9.3(a)(3)), if Shareholder Approval is not obtained at the Shareholders Meeting by reason of the failure to obtain the required vote at such meeting or any adjournment of the meeting.

     9.3 Termination by Parent

     Parent may terminate this Agreement:

          (a) if:

               (1) the Company's board of directors withdraws or materially and adversely to Parent modifies its approval of this Agreement and the Merger or its recommendations to the Shareholders (other than as a result of a material breach by Parent or MergerSub of a representation, warranty or covenant under this Agreement, which remains uncured for a period of two Business Days from the receipt of Notice except to the extent that such representation, warranty or covenant is qualified by the term "in all material respects," in which case only a breach of such representation, warranty or covenant is required) or the failure of any Company Closing Condition) (it being understood, however, that for all purposes of this Agreement, the fact that the Company has supplied any Person with information regarding the Company or has entered into discussions or negotiations with such Person as permitted by this Agreement, or the public disclosure of such facts, shall not be deemed a withdrawal or modification of the approval of this Agreement and the Merger or its recommendations to the Shareholders);

               (2) the Company enters into a definitive agreement to implement an Acquisition Proposal; or

               (3) Shareholder Approval is not obtained by reason of the violation of the Voting Agreement by one or more of the Company's shareholders who are party to the Voting Agreement; or

          (b) if Shareholder Approval is not obtained at the Shareholder Meeting by reason of the failure to obtain the required vote at the meeting or any adjournment of the meeting.

     9.4 Effect of Termination

          (a) In the event of the termination of this Agreement pursuant to this
     Article 9, the Merger shall be abandoned and this Agreement (other than this Section 9.4, Section 5.10 and Section 10.1) shall become void and of no effect, without (subject to this Section 9.4) any Liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives).

          (b) The Company shall pay a termination fee of $2,500,000 to Parent if:

               (1) Parent terminates this Agreement  pursuant to Section 9.3(a);
          or

               (2) the Company terminates this Agreement pursuant to Section 9.2(a).

Any termination fee payable under this Paragraph 9.4(b) shall be paid by a wire transfer of immediately available funds within two Business Days after receipt of demand for payment by Parent accompanied by appropriate wire transfer instructions.

          (c) The Parties acknowledge that the agreements contained in Section 9.4(b) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the Parties would not have entered into this Agreement. If a Party fails to pay a termination fee that it is required to pay under Section 9.4(b), and, in order to obtain payment, the Party to whom the fee is owed brings suit which results in a judgment against the defaulting Party, the defaulting Party shall pay the costs and expenses of the Party bringing suit (including attorneys' fees), together with interest from the date of termination of this Agreement on all of the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period plus 2.0%.

     9.5 Amendment

     This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     9.6 Extension and Waiver

     At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Party in this Agreement or in any document delivered pursuant this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement.

     The rights and remedies of the Parties are cumulative and not alternative. The failure or any delay by either Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All extensions and waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

                                   Article 10
                                  Miscellaneous

     10.1 Confidentiality

     Pending Closing and following termination of this Agreement for any reason, the Confidentiality Agreement executed by the Parties on March 8, 2007 shall remain in full force and effect.

     10.2 Notices

     All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, personal delivery or facsimile, as follows:

          (a) if to the Company, to:

                         MedSolutions, Inc.
                         12750 Merit Drive
                         Park Central VII, Suite 770

                         Dallas, Texas 75251
                         Attention:  Mr. Matthew H. Fleeger
                                     President and Chief Executive Officer
                         Fax:     (972) 776-8767

          with a required copy to:

                         Block & Garden, LLP
                         12750 Merit Drive
                         Park Central VII, Suite 770
                         Dallas, Texas 75251
                         Attention: Mr. Steven R. Block
                         Fax: (214) 866-0991

          (b) if to Parent or MergerSub, to:

                         Stericycle, Inc.
                         21861 North Keith Drive
                         Lake Forest, Illinois 60045
                         Attention: Mr. Frank ten Brink
                                        Executive Vice President
                                         and Chief Financial Officer
                         Fax:     (847) 367-9462

          with a required copy to:

                         Johnson and Colmar
                         300 South Wacker Drive
                         Suite 1000
                         Chicago, Illinois 60606
                         Attention:  Mr. Michael Bonn
                         Fax:     (312) 922-9283

     Notices sent by certified or registered mail shall be considered to have been given three Business Days after being deposited in the mail. All Notices sent by overnight courier service, personal delivery or facsimile shall be considered to have been given when actually received by the intended recipient. A Party may change its or their address or facsimile number for purposes of this Agreement by Notice in accordance with this Section 10.2.

     10.3 Entire Agreement

     This Agreement (including the documents and the instruments required to be delivered by the parties hereto in connection with the consummation of the transactions contemplated hereby) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with the Schedules and the Parties' Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

     10.4 Assignment

     No Party may assign any of its rights under this Agreement without the prior written consent of the other Party or Parties.

     10.5 No Third Party Beneficiaries

     Except for Section 7.2 (which is intended to be for the benefit of the Persons covered by that provision and may be enforced by them), nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement, and this Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

     10.6 Severability

     If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

     10.7 Captions

     The captions of articles and sections of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

     10.8 Construction

     All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     10.9 Counterparts

     This Agreement may be executed in one or more counterparts, including by facsimile signature, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

     10.10 Governing Law

     This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the laws that might be applicable under conflicts of law principles.

     10.11 Binding Effect

     This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.

     In witness, the Parties have executed this Agreement.


                         Stericycle, Inc.

                           By   /s/ Frank J.M. ten Brink
                                ------------------------------------------------
                                    Frank J.M. ten Brink
                                    Executive Vice President
                                      and Chief Financial Officer

                           TMW Acquisition Corporation

                           By    /s/ Frank J.M. ten Brink
                                 -----------------------------------------------
                                     Frank J.M. ten Brink
                                     Vice President

                           MedSolutions, Inc.

                           By    /s/ Matthew H. Fleeger
                                 -----------------------------------------------
                                     Mathew H. Fleeger
                                     President and Chief Executive Officer

                                       I-9
                                     Annex I

                                   Definitions


     Acquisition Proposal means an inquiry, offer or proposal (other than the transaction contemplated by this Agreement) regarding any of the following matters:

          (a) an investment in the Company representing (on a post-investment basis) more than 25% of the Company's capital stock or a purchase from the Company of more than 25% of the shares of its capital stock or any debt securities convertible into or exchangeable for more than 25% of the shares of its capital stock;

          (b)  a  merger,  consolidation,   share  exchange,   recapitalization,
     business combination or other similar transaction involving all of the Company's equity interests or all shares of the Company Common Stock;

          (c) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the Company's assets in a single transaction or a series of related transactions;

          (d) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company's capital stock or the filing of a registration statement under the Securities Act of 1933 in connection with such a tender offer or exchange offer; or

          (e) any public announcement of a proposal, plan or intention to do, or any agreement to engage in, any of the matters described in the preceding clauses (a), (b), (c) or (d).

          Adjusted Current Assets is defined in Section 7.4(a).

     Adjusted Liabilities means the Company's consolidated total Liabilities as of the Closing Date determined in accordance with GAAP increased by (i) severance payments and other termination liabilities under employment agreements with the Company's employees or otherwise and (ii) the Company's unpaid Transaction Expenses (except, in the case of both (i) and (ii), to the extent already accrued), and reduced by (iii) the first $100,000 of the Company's unpaid Transaction Expenses.

     Annualized Additional Revenues means the annualized gross revenues of the Company (or Parent or any affiliate of Parent), net of returns, rebates and chargebacks ("Net Revenues"), during the Measurement Period from such of the Customer Contracts listed on Exhibit E that (a) remain in force at the end of the Measurement Period or (b) were terminated by the Company (or Parent or any affiliate of Parent) prior to the expiration of the Measurement Period for any reason other than non-payment by the customer relating thereto. These Net Revenues shall be annualized on a Contract-by-Contract basis as follows: (i) if there are three full months of service, the Net Revenues for the three months shall be annualized by multiplying them by 4; (ii) if there are only two full months of service, the Net Revenues for the two months shall be annualized by multiplying them by 6; (iii) if there is only one full month of service, the Net Revenues for that month shall be annualized by multiplying them by 12; and (iv) if there is less than one full month of service, the average weekly Net Revenues for such month shall be annualized by multiplying them by 52. The Net Revenues so determined shall then be reduced by the amount of Net Revenues from that Customer Contract reflected in the Company's Base Revenue Run Rate (which amounts are shown on Exhibit E for the Customer Contracts listed thereon as of the date of this Agreement); provided, however, that in no event shall the Net Revenues so determined be reduced to less than $0. Exhibit E may be amended by the Company at any time prior to the Effective Time of the Merger to add an additional Customer Contract, and the Net Revenues with respect to any such additional Customer Contract shall be determined in accordance with the method set forth in this definition of "Annualized Additional Revenues."

          Authorized Officer means a corporate officer of a corporation who is duly authorized to perform the specified action.

          Base Revenue Run Rate means $15,655,352.

          Books and Records means books,  records,  ledgers,  files,  documents,
     correspondence,   lists,  reports,  creative  materials,   advertising  and
     promotional materials and other printed or written materials.

          Business  means  Company's   business  of  collecting,   transporting,
     treating and disposing of medical waste.

          Business Day shall mean any day other than a Saturday, Sunday, or any day on which banks located in Dallas, Texas are authorized to be closed by applicable law.

          Cash Consideration Per Share is defined in Section 2.4(e).

          Certificate of Merger is defined in Section 2.3(b).

          Cleanup Liability means any Liability under any Environmental Law for corrective action, including any investigation, cleanup, removal, containment or other remedial or response action or activity of the type covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          Closing is defined in Section 2.2.

          Closing Date is defined in Section 2.2.

          Closing Documents means, in respect of a Party, the documents, instruments and agreements that it is required to deliver or enter into at Closing pursuant to the terms of this Agreement.

          Company means MedSolutions, Inc., a Texas corporation.

          Company Closing Conditions is defined in Section 6.2.

          Company Common Stock means the Company's common stock, par value $.001 per share.

          Company Convertible Debentures means (i) the Company's 15% Convertible Redeemable Subordinated Debentures, (ii) the Company's 10% Convertible Redeemable Debentures and (iii) all other debentures, promissory notes and other debt instruments and securities convertible into or exchangeable for shares of Company Common Stock.

          Company Preferred Stock means the Company's preferred stock, par value $.001 per share, 500,000 shares of which have been designated as Series A 10% Convertible Preferred Stock.

          Company SEC Reports is defined in Section 3.7.

          Company Shares is defined in Section 2.4(e).

          Company Stock Certificate is defined in Section 2.5(b).

          Company Stock Option means an option to purchase shares of Company Common Stock, whether granted under the Company's 2002 Stock Plan or otherwise.

          Consent means any approval, consent, ratification, waiver or other authorization (including any Permit).

          Contract means any legally binding contract, agreement, obligation, promise or undertaking (whether written or oral, and whether express or implied).

          Copyrights means all copyrights and copyrightable works, and all related applications, registrations and renewals in the United States Copyright Office.

          Customer  Contract  means a Contract  with a customer  relating to the
     collection,  transportation,   treatment  or  disposal  of  medical  waste,
     including sharps and sharps containers.

          Default means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event which with notice or the passage of time (or both) would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.

          Dissenting Share means a share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time and which is held by a Shareholder who did not vote in favor of or consent in writing to the Merger and who is entitled to exercise the rights of a dissenting owner under Section 5.11 et seq. of the TBCA.

          Dissenting  Shareholder  means a  Shareholder  who holds a  Dissenting
     Share.

          Effective Time is defined in Section 2.4(a).

          Employee Benefit Plan means (i) an "employee pension plan" as defined in ss. 3(2) of ERISA, (ii) an "employee welfare benefit plan" as defined in ss. 3(1) of ERISA or (iii) any other employee benefit or fringe benefit plan or program, whether established by Law, a written agreement or other instrument, or custom or informal understanding.

          EMSI is defined in Section 3.4(h).

          Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and Resource Conservation and Recovery Act of 1976, and all other applicable Laws relating to or imposing Liability or standards of conduct for the use, handling, generation, manufacturing, distribution, processing, collection, transportation, transfer, storage, treatment, disposal, clean-up, or Release of Hazardous Materials.

          Environmental Liability means any Cleanup Liability or any other Liability under any Environmental Law or Occupational Safety and Health Law, including any Liability arising from a Release of Hazardous Materials at, on, in or under any Facility or other Real Property.

          Equipment means machinery, equipment, spare parts, furniture, fixtures and other items of tangible personal property of any type or kind used, held for use or useful in the conduct of the Business (but not including inventories or Leasehold Improvements).

          Equipment Lease means a Contract for the lease of Equipment or for the purchase of Equipment under a conditional sales or title retention agreement.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and Department of Labor.

          Exchange Act means the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated by the SEC.

          Excess Litigation Expenses is defined in Section 7.7(a).

          Exchange Fund is defined in Section 2.5(a).

          Facility means any office, manufacturing facility, warehouse or other location or site that any Target Company currently leases, operates, occupies or uses, or that it formerly leased, operated, occupied or used, in the conduct of the Business.

          Facility Lease means a lease of or other right to operate, occupy or use a Facility that any Company currently leases, operates, occupies or uses in connection with the conduct of the Business.

          GAAP means United States generally accepted accounting principles.

          Governmental Authority means (i) any federal, state, provincial, local, municipal, foreign or other government and (ii) any governmental or quasi-governmental body of any kind (including any administrative or regulatory agency, department, branch, commission or other entity).

          Hazardous Materials means any waste or other substance of any kind that is listed, defined, designated or classified under any Law or Order as hazardous, radioactive or toxic.

          Holdback Escrow Agent is defined in Section 7.3(c).

          Internal Revenue Code means the U.S. Internal Revenue Code of 1986, as amended.

          Intellectual  Property  means  the  Patents,   Marks,  Copyrights  and
     Proprietary Information.

          Joint Disclosure Document means the disclosure document combining (i) the definitive proxy statement for the Shareholders Meeting and (ii) the final prospectus relating to the registration of the Parent Notes under the Securities Act.

          Judgment Satisfaction Payment is defined in Section 7.7(a).

          Knowledge means the actual awareness of a particular fact or other specified matter. As applied to the Company, the term means the actual awareness of the particular fact or other specified matter by Matthew H. Fleeger, J. Steven Evans, or Alan E. Larosee. As applied to Parent or MergerSub, the term means the actual awareness of the particular fact or other specified matter by Frank J.M. ten Brink or any other executive officer of Parent or officer of MergerSub.

          Law means any law, ordinance, code, regulation, rule, or judicial decision of any Governmental Authority.

          Leasehold Improvements means depreciable or amortizable improvements made by (or on behalf of) the tenant under a Facility Lease which belong to the tenant and not to the landlord.

          Letter of Transmittal is defined in Section 2.5(b).

          Liability means any liability or obligation, whether or not known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.

          Liability Excess is defined in Section 7.4(b).

          Lien means any lien, security interest, claim, community property interest, equitable interest, option, pledge, right of first refusal or other encumbrance.

          Litigation is defined in Section 7.7(a).

          Marks means trade marks, service marks, trade names, assumed names, brand names and logotypes (including translations, adaptations, derivations and combinations) and related applications, registrations and renewals.

          Material Adverse Effect means, when used in respect of the Company or in respect of a representation and warranty by the Company, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of Company and the Subsidiaries taken as a whole or on the ability of Company to consummate the transactions contemplated by this Agreement. The term does not include (i) any change, circumstance, event or effect that relates to or results primarily from the announcement or other disclosure or consummation of the transactions contemplated by this Agreement or (ii) changes in general economic conditions, financial markets or conditions generally affecting the medical waste management industry.

          Material Contract means (i) a Contract disclosed in a Company SEC Report or a Schedule to Article 3 or (ii) of a type described in clause
     (10) of Item 601 of Regulation S-K under the Securities Act.

          Measurement Period means the period of three calendar months beginning with the month following the month in which Closing occurs.

          Measured Revenues means the sum of the Company's Base Revenue Run Rate and Annualized Additional Revenues.

          Merger is defined in Section 2.1.

          Merger Consideration is defined in Section 2.4(e).

          MergerSub means TMW Acquisition Corporation, a Texas corporation and wholly owned subsidiary of Parent.

          Net Revenues is defined within the definition of Annualized Additional Revenues above.

          Note Consideration Per Share is defined in Section 2.4(e).

          Notice means any written notice, demand, charge or complaint from any Person.

          Objection Period is defined in Section 8.3(b).

          Occupational Safety and Health Laws means the Occupational Safety and Health Act of 1970, as amended, and all other applicable Laws and Orders intended to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          Officer's  Certificate  means a  certificate  signed by an  Authorized
     Officer whose responsibilities extend to the subject matter of the certificate.

          Order means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation or injunction entered or issued by any court, Governmental Authority or arbitrator.

          Ordinary Course of Business means, in respect of a Party, an action taken by it which is consistent with its past practices and is taken in the ordinary course of the normal day-to-day operations.

          Organizational   Documents   means  the  certificate  or  articles  of
     incorporation and by-laws of a corporation, each as amended to date.

          Outside Date means September 30, 2007.

          Parent means Stericycle, Inc., a Delaware corporation.

          Parent Closing Conditions is defined in Section 6.1.

          Parent Note is defined in Section 2.4(e).

          Parent SEC Reports is defined in Section 4.6.

          Party means both Parent and MergerSub (or either one of them, as the context requires) or the Company, and Parties means all of them.

          Patents means patents,  patent applications and patent disclosures and
     related  reissuances,  continuations,   continuations-in-part,   revisions,
     extensions and reexaminations.

          Paying Agent is defined in Section 2.5(a).

          Permit means any approval, consent, license, permit, registration, certificate, waiver, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority.

          Permitted Lien means (i) any Lien for Taxes that are not yet due and payable or (ii) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's, lessor's or similar statutory Lien incidental to the Ordinary Course of Business.

          Person  means  any   individual,   corporation,   general  or  limited
     partnership,   limited  liability  company,  joint  venture,   association,
     organization, estate, trust or other entity or any Governmental Authority.

          Post-Closing Schedule is defined in Section 7.4(c).

          Proprietary Information means trade secrets and proprietary or confidential business information, including: (i) ideas, formulas, discoveries and inventions (whether patentable or unpatentable, and whether or not reduced to practice), (ii) know-how, and (iii) computer source codes, programs, software and documentation.

          Pro Rata Basis, with respect to any item, shall mean a pro rata portion thereof based on a Shareholder's ownership of Company Common Stock.

          Real Property means land or an interest in land (other than an interest in a Facility Lease).

          Registration Statement is defined in Section 5.3(b).

          Release means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.

          Resolved Liability Payment is defined in Section 7.7(a).

          Revenues Schedule is defined in Section 7.5(c).

          Schedule means a schedule to this Agreement.

          SEC means the Securities and Exchange Commission.

          Securities Act means the Securities Act of 1933, as amended, and the related rules and regulations promulgated by the SEC.

          Shareholder means a Person who is the owner of record of one or more shares of Company Common Stock as of Closing.

          Shareholder Approval means the adoption of this Agreement by the affirmative approval of the holders of a majority of the outstanding shares of Company Common Stock as of the record date fixed for such action.

          Shareholder Representative means Matthew H. Fleeger and Winship B. Moody, Sr., collectively.

          Shareholder Representative Holdback Account is defined in Section 7.3(c).

          Shareholders Meeting is defined in Section 5.4.

          Subsidiary means EMSI, SharpSolutions, Inc., ShredSolutions, Inc., Positive Impact Waste Servicing, Inc., SteriLogic Waste Systems, Inc. and EnviroClean Transport Services, Inc., and Subsidiaries means all of them.

          Suit means any action, suit, proceeding or arbitration (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

          Superior Company Proposal means any proposal made by a third party to acquire more than 50% of the voting power of the equity securities or more than 50% of the assets of Company, pursuant to a tender or exchange offer, merger, consolidation, liquidation or dissolution, recapitalization, sale of assets or otherwise, that, after consultation with Company's financial advisor and after considering, among other things, (i) the likelihood and timing of consummation of the proposed transaction and (ii) any amendments to or modifications of this Agreement that Parent has offered or proposed within 5 calendar days after learning of the third party's proposal, the board of directors of the Company determines in its good faith judgment to be more favorable from a financial point of view to Company Shareholders than the transactions contemplated by this Agreement.

          Surviving Corporation is defined in Section 2.1.

          Takeover Statutes is defined in Section 3.25.

          Target Company means Company or any Subsidiary, and Target Companies means the Company and all Subsidiaries.

          Tax means any federal, state, provincial, local, municipal or foreign tax, charge, fee, levy, or similar assessment or liability, imposed by any Governmental Authority, including without limitation, income, franchise, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, estimated or other tax (including any related interest, fines, penalties and additions), and any transferee liability in respect of Taxes and any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax reimbursement agreement, or any similar agreement.

          Tax Return means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

          TBCA means the Texas Business Corporation Act.

          Texas BOC means the Texas Business Organizations Code.

          Threatened means, in respect of a Suit, that Parent (in respect of a Notice to Parent) or Company (in respect of Notice to a Target Company) has Knowledge that Notice has been given that the Suit will be, or is likely to be, initiated in the foreseeable future.

          Transaction Expenses means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by a Party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement.

          Voting Agreement means that certain Voting Agreement dated as of the date of this Agreement, entered into by Parent, MergerSub and the shareholders of the Company signatory thereto.

                                    EXHIBIT A



                             Form of 4.5% Indenture

================================================================================



                                    Indenture



                                Stericycle, Inc.


                                       and


                       LaSalle Bank National Association,
                                   as Trustee


                            Dated as of _______, 2007


                $_______ 4.5% Promissory Notes Due _______, 2014



================================================================================

                                Table of Contents


Article 1 -- Definitions and Rules of Construction;
Applicability of the Trust Indenture Act.......................................1

     Section 1.01     Definitions..............................................1
     Section 1.02     Other Definitions........................................3
     Section 1.03     Rules of Construction....................................3
     Section 1.04     Trust Indenture Act......................................3

Article 2 -- The Notes.........................................................4

     Section 2.01     Form and Dating..........................................4
     Section 2.02     Execution and Authentication.............................4
     Section 2.03     Agents...................................................4
     Section 2.04     Paying Agent To Hold Money in Trust......................5
     Section 2.05     Noteholder Lists.........................................5
     Section 2.06     Transfer and Exchange....................................5
     Section 2.07     Replacement Notes........................................5
     Section 2.08     Outstanding Notes........................................6
     Section 2.09     Treasury Notes Disregarded for Certain Purposes..........6
     Section 2.10     Temporary Notes..........................................6
     Section 2.11     [Omitted]................................................6
     Section 2.12     Cancellation.............................................6
     Section 2.13     [Omitted]................................................7
     Section 2.14     Principal Reduction......................................7
     Section 2.15     Payment Reduction........................................7

Article 3 -- Payments..........................................................7

     Section 3.01     Notice to Trustee........................................7
     Section 3.02     Pro Rata Prepayment......................................8
     Section 3.03     Notice of Payment........................................8
     Section 3.04     Effect of Notice of Payment..............................8
     Section 3.05     Deposit of Payment Amount................................8
     Section 3.06     Notes Prepaid in Part....................................9
     Section 3.07     Repayment to Company.....................................9

Article 4 -- Covenants.........................................................9

     Section 4.01     Payment of Notes.........................................9
     Section 4.02     SEC Reports..............................................9
     Section 4.03     Compliance Certificate..................................10
     Section 4.04     Notice of Certain Events................................10

Article 5 -- Successors.......................................................10

     Section 5.01     When Company May Merge, etc.............................10
     Section 5.02     Successor Corporation Substituted.......................10

Article 6 -- Defaults and Remedies............................................11

     Section 6.01     Events of Default.......................................11
     Section 6.02     Acceleration............................................12
     Section 6.03     Other Remedies..........................................12
     Section 6.04     Waiver of Past Defaults.................................12
     Section 6.05     Control by Shareholder Representative...................13
     Section 6.06     Limitation on Suits.....................................13
     Section 6.07     Rights of Holders To Receive Payment....................13
     Section 6.08     Priorities..............................................13
     Section 6.09     Undertaking for Costs...................................14
     Section 6.10     Proof of Claim..........................................14
     Section 6.11     Actions of a Holder.....................................14

Article 7 -- Trustee..........................................................14

     Section 7.01     Duties of Trustee.......................................14
     Section 7.02     Rights of Trustee.......................................15
     Section 7.03     Individual Rights of Trustee; Disqualification..........16
     Section 7.04     Trustee's Disclaimer....................................16
     Section 7.05     Notice of Defaults......................................16
     Section 7.06     Reports by Trustee to Holders...........................16
     Section 7.07     Compensation and Indemnity..............................16
     Section 7.08     Replacement of Trustee..................................17
     Section 7.09     Successor Trustee by Merger, etc........................18
     Section 7.10     Eligibility.............................................18
     Section 7.11     Preferential Collection of Claims Against Company.......18

Article 8 [Omitted] ..........................................................18


Article 9 -- Amendments.......................................................19

     Section 9.01     Without Consent of Holders..............................19
     Section 9.02     With Consent of Shareholder Representative or Holders...19
     Section 9.03     Compliance with Trust Indenture Act and Section 12.03...19
     Section 9.04     Revocation and Effect of Consents and Waivers...........20
     Section 9.05     Notice of Amendment; Notation on or Exchange of Notes...20
     Section 9.06     Trustee Protected.......................................20

Article 10 [Omitted]..........................................................21


Article 11 [Omitted]..........................................................21


Article 12 -- Miscellaneous...................................................21

     Section 12.01      Notices...............................................21
     Section 12.02      Communication by Holders with Other Holders...........21
     Section 12.03      Certificate and Opinion as to Conditions Precedent....21
     Section 12.04      Statements Required in Certificate or Opinion.........22

     Section 12.05      Rules by Trustee and Agents...........................22
     Section 12.06      Legal Holidays........................................22
     Section 12.07      No Recourse Against Others............................22
     Section 12.08      Duplicate Originals...................................22
     Section 12.09      Variable Provisions...................................22
     Section 12.10      Governing Law.........................................23

Exhibit A (Form of Notes)....................................................A-1

                              Cross Reference Table
                         TIA Section Indenture Section
310 (a)(1)......................................................            7.10
       (a)(2)...................................................            7.10
       (a)(3)...................................................             N/A
       (a)(4)...................................................             N/A
       (a)(5)...................................................             N/A
       (b)......................................................      7.08; 7.10
       (c)......................................................             N/A
311    (a)......................................................            7.11
       (b)......................................................            7.11
       (c)......................................................             N/A
312    (a)......................................................            2.05
       (b)......................................................           12.02
       (c)......................................................           12.02
313    (a)......................................................            7.06
       (b)(1)...................................................             N/A
       (b)(2)...................................................            7.06
       (c)......................................................            7.06
       (d)......................................................            7.06
314    (a)(1)...................................................            4.02
       (a)(2)...................................................     4.02; 12.01
       (a)(3)...................................................            4.02
       (a)(4)...................................................            4.03
       (b)......................................................             N/A
       (c)................................  2.02; 7.02(b); 8.01(3); 12.03; 12.04

       (d)......................................................            N/A
       (e)......................................................           12.04
       (f)......................................................           4.03
315    (a)(1)...................................................      7.01(b)(1)
       (a)(2)...................................................      7.01(b)(2)
       (b)......................................................     7.05; 12.01
       (c)......................................................         7.01(a)
       (d)(1)...................................................      7.01(c)(1)
       (d)(2)...................................................      7.01(c)(2)
       (d)(3).................................................  6.05; 7.01(c)(3)
       (e)......................................................            6.09
316    (a)(last sentence).......................................            2.09
       (a)(1)(A)................................................            6.05
       (a)(1)(B)................................................            6.04
       (a)(2)...................................................             N/A
       (b)......................................................            6.07
       (c)......................................................            9.04
317    (a)(1)...................................................            6.03
       (a)(2)...................................................            6.10
       (b)......................................................            2.04
318    (a)......................................................            1.04

N/A means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                    Indenture



     This Indenture dated as of _______, 2007 between Stericycle, Inc., a Delaware corporation ("Company"), ------- and LaSalle Bank National Association (the "Trustee"). -------

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's $_______ 4.5% Promissory Notes due _______, 2014 (the "Notes"): -----

                                    Article 1
                     Definitions and Rules of Construction;
                    Applicability of the Trust Indenture Act

     Section 1.01 Definitions

     3.5% Notes means the Company's $_______ 3.5% Promissory Notes (Letter of Credit Supported) due _______, 2014 issued under the Other Indenture.

     Affiliate means any Person controlling or controlled by or under common control with the referenced Person. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent means any Registrar or Paying Agent.

         Board meanIs the Board of Directors of the Person or any officer or committee thereof authorized to act for such Board.

     Business Day means a day that is not a Legal Holiday.

     Company means the party named as such above until a successor which duly assumes the obligations upon the Notes and under the Indenture replaces it and thereafter means the successor.

     Default means any event which is, or after notice or passage of time would be, an Event of Default.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Holder or Noteholder means a Person in whose name a Note is registered.

     Indenture means this Indenture as amended from time to time, including the terms of the Notes and any amendments thereto.

     Indemnification Claim Payment Reduction means a reduction in the aggregate amounts next becoming due under the Notes and the 3.5% Notes pursuant to Section
8.4 of the Merger Agreement.

     Litigation Payment Principal Reduction means a reduction in the aggregate principal of the Notes and the 3.5% Notes pursuant to Section 7.7(b) of the Merger Agreement.

     Maturity Date means _______, 2014.

     Merger Agreement means the Merger Agreement dated _______, 2007 entered into by the Company, ____________, a Texas corporation, and MedSolutions, Inc., a Texas corporation.

     Merger Consideration Principal Reduction means a reduction in the aggregate principal of the Notes and the 3.5% Notes pursuant to Section 7.6(b)(2) or
Section 7.6(c) of the Merger Agreement.

     Notes means the Notes described above issued under this Indenture.

     Officers' Certificate means a certificate signed by two Officers, one of whom must be the President and Chief Executive Officer, the Chief Financial Officer, or an Executive Vice President or other Vice President of the Company. See Sections 12.03 and 12.04.

     Opinion of Counsel means a written opinion from legal counsel who is acceptable to the Trustee. See Sections 12.03 and 12.04.

     Other Indenture means the Indenture dated as of _______, 2007 between the Company and LaSalle Bank National Association, as Trustee for the 3.5% Notes.

     Person means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     Proceeding means a liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article 5.

     SEC means the U.S. Securities and Exchange Commission.

     Shareholder Representative means the Person or Persons from time to time serving as the "Shareholder Representative" pursuant to Section 7.3 of the Merger Agreement. The persons initially serving as the Shareholder Representative are Matthew H. Fleeger and Winship B. Moody, Sr.

     TIA means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.

     Trust Officer means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.

     Trustee means the party named as such above until a successor replaces it and thereafter means the successor.

     Section 1.02   Other Definitions

Term                                                          Defined in Section
Bankruptcy Law....................................................          6.01
Custodian.........................................................          6.01
Event of Default..................................................          6.01
Legal Holiday.....................................................         12.06
Notice............................................................         12.01
Officer...........................................................         12.09
Paying Agent......................................................          2.03
Prepayment Date...................................................          3.01
Proceeding........................................................          1.01
Registrar.........................................................          2.03

     Section 1.03  Rules of Construction

     Unless the context otherwise requires:

               (1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5) provisions apply to successive events and transactions;

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) "including" means including without limitation.

     Section 1.04  Trust Indenture Act

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

                                    Article 2
                                    The Notes

     Section 2.01   Form and Dating

     The Notes and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication.

     Section 2.02   Execution and Authentication

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note is still valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate Notes for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers' Certificate of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

     Section 2.03   Agents

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and where Notes may be presented for payment ("Paying Agent"). Whenever the Company must issue or deliver Notes pursuant to this Indenture, the Trustee shall authenticate the Notes at the Company's request. The Registrar shall keep a register of the Notes and of their transfer and exchange.

     The Company may appoint more than one Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar or Paying Agent, the Trustee shall act as such.

     Section 2.04   Paying Agent To Hold Money in Trust

     On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of the principal of or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

     Section 2.05   Noteholder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and again no more than six months later, and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders. Section 2.06 Transfer and Exchange

     The Notes shall be issued in registered form and shall be transferable only upon surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer or to exchange the Note for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and to the extent that the Note has not been prepaid. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05.

     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     Section 2.07   Replacement Notes

     If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Note has been acquired by a protected purchaser, the Company shall issue a replacement Note. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Note is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

     Section 2.08   Outstanding Notes

     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     Section 2.09   Treasury Notes Disregarded for Certain Purposes

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     Section 2.10   Temporary Notes

     Until definitive Notes are ready for delivery, the Company may use temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall deliver definitive Notes in exchange for temporary Notes.

     Section 2.11   [Omitted]

     Section 2.12   Cancellation

     The Company at any time may deliver Notes to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Notes surrendered to it for payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes according to its standard procedures or as the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.13   [Omitted]

     Section 2.14   Principal Reduction

     The principal of the Notes is subject to reduction, retroactive to the date of issuance of the Notes, by reason of a Merger Consideration Principal Reduction.

     The principal of the Notes is also subject to reduction, effective as of the date of payment, by reason of a Litigation Payment Principal Reduction.

     In the event of a Merger Consideration Principal Reduction or a Litigation Payment Principal Reduction, the aggregate principal of all outstanding Notes and all outstanding 3.5% Notes shall be reduced on a pro rata basis.

     The Company shall promptly give notice to the Trustee of any Merger Consideration Principal Reduction or Litigation Payment Principal Reduction (and concurrently send a copy of its notice to the Shareholder Representative).

     Section 2.15   Payment Reduction

     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due under the Notes, by reason of an Indemnification Claim Payment Reduction. This reduction is in the nature of a dollar-for-dollar offset.

     In the event of an Indemnification Claim Payment Reduction, payments otherwise next becoming due under all outstanding Notes and all outstanding 3.5% Notes shall be reduced on a pro rata basis.

     The   Company   shall   promptly   give   notice  to  the  Trustee  of  any
Indemnification Claim Payment Reduction (and concurrently send a copy of its notice to the Shareholder Representative).

                                    Article 3
                                    Payments

     Section 3.01   Notice to Trustee

     If Notes are to be prepaid pursuant to paragraph 7 of the Notes, the Company shall notify the Trustee of the prepayment date (the "Prepayment Date") and the principal amount of Notes to be prepaid. The Company may not prepay any portion of the principal of the Notes unless it also concurrently prepays an equivalent fractional portion of the principal of the 3.5% Notes.

     The Company shall give the notice provided for in this Section at least 50 days before the Prepayment Date unless a shorter period is satisfactory to the Trustee. The record date relating to such prepayment shall be selected by the

Company and given to the Trustee, which record date shall be not less than 15 days prior to the Prepayment Date.

     Section 3.02   Pro Rata Prepayment

     If Notes are to be prepaid in part, the prepayment shall be made in respect of all outstanding Notes on a pro rata basis determined by their respective principal amounts.

     Section 3.03   Notice of Payment

     At least 30 days but not more than 60 days before any Prepayment Date, and at least 30 days but not more than 60 days before the Maturity Date, the Company shall mail a notice of payment to each Holder whose Notes are to be paid.

     The notice shall state that it is a notice of payment and shall state:

          (1) the payment date;

          (2) in the case of a prepayment, the principal amount (or percentage of the principal amount) of the Holder's Note to be prepaid;

          (3) the name and address of the Paying Agent;

          (4) that Notes must be surrendered to the Paying Agent to collect the amount to be paid; and

          (5) that, unless the Company defaults in making such payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes, or in the case of a prepayment, interest on the prepaid principal amount of the Notes, shall cease to accrue on and after the Maturity Date or the Prepayment Date, as the case may be.

     At the Company's request, the Trustee shall give the notice of payment in the Company's name and at its expense.

     Section 3.04   Effect of Notice of Payment

     In the case of a prepayment, once notice of payment is mailed, Notes become due and payable on the Prepayment Date for the prepayment amount. Upon surrender to the Paying Agent, Notes shall be paid as stated in the notice, plus accrued interest to the Prepayment Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     Section 3.05   Deposit of Payment Amount

     On or before the Prepayment Date or the Maturity Date, as the case may be, the Company shall deposit with the Paying Agent money sufficient to pay the principal amount to be prepaid, in the case of a prepayment, or the entire principal amount, in the case of a payment at maturity, together with accrued interest through the Prepayment Date or the Maturity Date, as the case may be, on all Notes to be paid on that date other than Notes or portions of Notes called for payment which have been delivered by the Company to the Registrar for cancellation.

     Unless the Company shall default in the payment of Notes (and accrued interest) called for payment, interest on Notes, or in the case of a prepayment, interest on the prepaid principal amount of Notes, shall cease to accrue on after the Maturity Date or the Prepayment Date, as the case may be.

     Section 3.06   Notes Prepaid in Part

     Upon surrender of a Note that is prepaid in part, the Company shall deliver to the Holder (at the Company's expense) a new Note equal in principal amount to the portion of the Note surrendered that was not prepaid.

     Section 3.07   Repayment to Company

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of principal or interest that remains unclaimed for one year after the right to such money has matured. After payment to the Company, Noteholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                    Article 4
                                    Covenants

     Section 4.01   Payment of Notes

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue interest at the same rate to the extent lawful.

     Section 4.02   SEC Reports

     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.03   Compliance Certificate

     The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

     Section 4.04   Notice of Certain Events

     The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any Default or Event of Default, and (iii) any cure or waiver of any Default or Event of Default.

                                    Article 5
                                   Successors

     Section 5.01   When Company May Merge, etc.

     The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

               (1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;

               (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture; and

               (3) immediately before and immediately after the transaction no Default exists.

     The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 5.02   Successor Corporation Substituted

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein and in the Notes. Thereafter the obligations of the Company under the Notes and Indenture shall terminate except for, in the case of a transfer, the obligation to pay the principal of and interest on the Notes.

                                    Article 6
                              Defaults and Remedies

     Section 6.01   Events of Default

     An "Event of Default" occurs if:

               (1) the Company fails to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 10 days;

               (2) the Company fails to pay the principal of any Note when the same becomes due and payable at maturity;

               (3) the Company fails to comply with any of its other agreements in the Notes or this Indenture and such failure continues for the period and after the notice specified below;

               (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case,

                    (B) consents to the entry of an order for relief  against it in an involuntary case,

                    (C) consents to the  appointment of a Custodian of it or for all or substantially all of its property, or

                    (D) makes a general assignment for the benefit of its creditors;

               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief  against  the  Company  in an  involuntary case,

                    (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                    (C) orders the liquidation of the Company,  and the order or decree remains unstayed and in effect for 60 days; or

               (6) an Event of Default has occurred under the 3.5% Notes or the Other Indenture (as "Event of Default" is defined in the Other Indenture).

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Shareholder Representative notifies the Company and the Trustee, of the Default and the Company does not cure the Default, or it is not waived, within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a "Notice of Default."

     Section 6.02   Acceleration

     If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Shareholder Representative by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. The Trustee shall declare the principal of and accrued and interest on all the Notes to be due and payable if the principal of and accrued interest on all the 3.5% Notes have been declared to be due and payable. Upon any such declaration the principal and interest shall be due and payable immediately.

     The Shareholder Representative by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     Section 6.03   Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does notI produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder or the Shareholder Representative in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04   Waiver of Past Defaults

     The Shareholder Representative by notice to the Trustee may waive an existing Default and its consequences except:

               (1) a Default in the payment of the principal of or interest on any Note; or

               (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

     Section 6.05   Control by Shareholder Representative

     The Shareholder Representative may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of Noteholders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.

     Section 6.06   Limitation on Suits

     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder gives to the Trustee notice of a continuing Event of Default;

               (2) the Holders of a majority in principal amount of the Notes make a request to the Trustee to pursue the remedy; and

               (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     Section 6.07   Rights of Holders To Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

     Section 6.08   Priorities

     After an Event of Default any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

     First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

     Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third: to the Company.

     The Trustee may fix a record date and payment date for any payment to Noteholders.

     Section 6.09   Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

     Section 6.10   Proof of Claim

     In the event of any Proceeding, the Trustee may file a claim for the unpaid balance of the Notes in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any Proceeding.

     Section 6.11   Actions of a Holder

     For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" or "Noteholder" shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                    Article 7
                                     Trustee

     Section 7.01   Duties of Trustee

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02   Rights of Trustee

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or an Opinion of Counsel. The Trustee may also consult with counsel on any matter relating to the Indenture or the Notes and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) Except in connection with compliance with TIA Section 310 or 311, the Trustee shall only be charged with knowledge of Trust Officers.

     Section 7.03   Individual Rights of Trustee; Disqualification

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     Section 7.04   Trustee's Disclaimer

     The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

     Section 7.05   Notice of Defaults

     If a continuing Default is known to the Trustee, the Trustee shall mail to the Shareholder Representative and Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice from Noteholders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders. The Trustee shall mail to Noteholders any notice it receives from Noteholder(s) under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(3)(i).

     Section 7.06   Reports by Trustee to Holders

     If required pursuant to TIA Section 313(a), within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC.

     Section 7.07   Compensation and Indemnity

     The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss, liability or expense incurred by it including in any Agent capacity in which it acts. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, willful misconduct or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

     Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or
(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08   Replacement of Trustee

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Company and the Shareholder Representative may remove the Trustee by so notifying the Trustee. The Company by itself may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to Section 6.09, any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace such successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     Section 7.09   Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

     Section 7.10   Eligibility

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 12.09.

     Section 7.11   Preferential Collection of Claims Against Company

     Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA
Section 311(a) to the extent indicated.

                                    Article 8
                                    [Omitted]

                                    Article 9
                                   Amendments

     Section 9.01   Without Consent of Holders

     The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Section 5.01; or

          (3) to make any change that does not adversely affect the rights of any Noteholder.

     Section 9.02   With Consent of Shareholder Representative or Holders

     The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Shareholder Representative. However, without the consent of each Noteholder affected, an amendment under this Section may not:

          (1) reduce the interest on (other than pursuant to an Indemnification Claim Payment Reduction) or change the time for payment of interest on any Note;

          (2) reduce the principal of (other than pursuant to a Merger Consideration Principal Reduction, a Litigation Payment Principal Reduction or an Indemnification Claim Payment Reduction) or change the fixed maturity of any Note;

          (3) change the Maturity Date;

          (4) make any Note payable in money other than that stated in the Note; or

          (5) make any change in Section 6.04, 6.07 or 9.02 (second sentence).

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     Section 9.03   Compliance with Trust Indenture Act and Section 12.03

     Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect, so long as the Indenture and Notes are subject to the TIA. The Trustee is entitled to, and the Company shall provide, an Opinion of Counsel and Officers' Certificate that the Trustee's execution of any amendment or supplemental indenture is permitted under this Article 9.

     Section 9.04   Revocation and Effect of Consents and Waivers

     A consent to an amendment of this Indenture requiring the consent of each Noteholder affected or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment of this Indenture requiring the consent of each Noteholder becomes effective, it shall bind every Noteholder, and after a waiver by a Holder of a Note becomes effective, it shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the waiving Holder's Note, even if notation of the waiver is not made on the Note.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     Section 9.05   Notice of Amendment; Notation on or Exchange of Notes

     After any amendment under this Article becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

     The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company may issue in exchange for affected Notes new Notes that reflect the amendment or waiver.

     Section 9.06   Trustee Protected

     The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   Article 10
                                    [Omitted]

                                   Article 11
                                    [Omitted]

                                   Article 12
                                  Miscellaneous

     Section 12.01   Notices

     Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 12.09. The notice is duly given if it is delivered in Person or sent by a national courier service which provides next Business Day delivery or by first-class mail.

     A party by notice to the other party may designate additional or different addresses for subsequent notices.

     Any notice sent to a Noteholder shall be mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to mail a notice to a Noteholder or any defect in a notice mailed to a Noteholder shall not affect the sufficiency of the notice mailed to other Noteholders.

     If a notice is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice to Noteholders, it shall deliver or mail a copy to the Trustee, the Shareholder Representative and each Agent at the same time.

     A "notice" includes any communication required by this Indenture.

     Section 12.02  Communication by Holders with Other Holders

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 12.03  Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.04  Statements Required in Certificate or Opinion

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, the Person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Section 12.05  Rules by Trustee and Agents

     The Trustee may make reasonable rules for action by or a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 12.06  Legal Holidays

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 12.07  No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     Section 12.08  Duplicate Originals

     The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.

     Section 12.09  Variable Provisions

     "Officer" means the Chief Executive Officer, President, any Executive Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The Company initially appoints the Trustee as Registrar and Paying Agent.

     The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2007 .

     The reporting date for Section 7.06 is December 31 of each year. The first reporting date is December 31, 2007.

     The Trustee shall always have a combined capital and surplus of at least $1 billion as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA Section 310(a)(2).

     In determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b)(1), the following is excluded: the Other Indenture.

     The Notes are on a par with, and are neither senior nor subordinate in right of payment to, the 3.5% Notes.

     The Company's address is:

                                    Stericycle, Inc.
                                    28161 North Keith Drive
                                    Lake Forest, Illinois 60045
                                    Facsimile No.: (847) 367-9462
                                    Attention: Frank J.M. ten Brink
                                               Executive Vice President
                                                and Chief Financial Officer

         The Trustee's address is:

                                    LaSalle Bank National Association
                                    135 South LaSalle Street
                                    Suite ____
                                    Chicago, Illinois 60603
                                    Facsimile No.: ________________
                                    Attention: ____________________


         The Shareholder Representative's address is:

                                    Mr. Matthew H. Fleeger
                                    Mr. Winship B. Moody, Sr.
                                    12750 Merit Drive
                                    Park Central VII, Suite 770

                                    Dallas, Texas 75251
                                    Facsimile No.: (972) 776-8767

     Section 12.10  Governing Law

     The laws of the State of Illinois shall govern this Indenture and the Notes.

        Dated: ____________, 2007  Stericycle, Inc.

                                   By
                                        ----------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                   Attest:


                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

        Dated: ____________, 2007  LaSalle Bank National Association, as Trustee

                                   By
                                      ------------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                   Attest:

                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                    Exhibit A

                                 (face of note)
No. _______                                                            $ _______

                                Stericycle, Inc.

                     4.5% Promissory Note Due _______, 2014

  Interest Payment Dates: _______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014
       Record Dates: _______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014

  Stericycle, Inc. promises to pay to _______________________, or registered assigns, the sum of_____________________ Dollars ($_______.__) on _______, 2014.

  See the reverse side and the Indenture referenced for additional provisions of this Note.

  Dated: ____________, 2007.

                           Stericycle, Inc.

                           By
                                ------------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                             -----------------------------------

                           By
                                ------------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                             -----------------------------------


                           Authenticated:

                           LaSalle Bank National Association, as Trustee

                           By
                                ------------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                             -----------------------------------

                                 (back of note)

                                Stericycle, Inc.

                     4.5% Promissory Note Due _______, 2014


     1. Interest

     Stericycle, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest annually on _______ of each year. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note.

     2. Method of Payment

     The Company will pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the record date for the interest payment, except as otherwise provided herein or in the Indenture, even though Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by wire transfer or check payable in such money. It may mail an interest check to a record date holder's registered address.

     3. Agents

     Initially, LaSalle Bank National Association (the "Trustee"), 135 South LaSalle Street, Chicago, Illinois 60603 will act as Registrar and Paying Agent. The Company may change any such Agent without notice. The Company or an Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

     4. Indenture

     The Company issued the Notes under an Indenture dated as of _______, 2007 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $________ in aggregate principal amount.

     5. Reduction in Principal and Reduction in Payments

     The principal of the Notes is subject to a reduction in principal, in one case retroactive to the date of issuance, as provided in Section 2.14 of the Indenture.

     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due, as provided in Section 2.15 of the Indenture.

     6. Payment at Maturity

     The Company shall pay the entire unpaid principal of the Notes, together with all accrued interest, on _______, 2014 (the "Maturity Date").


     7. Prepayment

     Except as limited in the Indenture, the Company may prepay all or any portion of the unpaid principal of the Notes without penalty at any time prior to the Maturity Date (the "Prepayment Date") provided that the Company also concurrently pays all accrued interest on the principal prepaid.

     8. Notice of Payment

     Notice of payment will be mailed at least 30 days but not more than 60 days before the Prepayment Date or the Maturity Date, as the case may be, to each holder of Notes to be paid on such date at his or her registered address.

     9. Transfer

     The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law.

     10. Persons Deemed Owners

     Subject to Section 6.11 of the Indenture, the registered holder of a Note may be treated as its owner for all purposes.

     11. Amendments and Waivers

     Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended, and any Default may be waived, with the consent of the Shareholder Representative. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders or to make any change that does not adversely affect the rights of any Noteholder.

     12. Successors

     When successors assume all the obligations of the Company under the Notes and the Indenture, the Company will be released from those obligations, except as provided in the Indenture.

     13. Defaults and Remedies

     Subject to the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Shareholder
Representative may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the Shareholder Representative may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     14. Trustee Dealings with Company

     LaSalle Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the Indenture and the Act.

     15. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     16. Authentication

     This Note shall not be valid until authenticated by a manual signature of the Trustee.

     17. Abbreviations

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

                                    EXHIBIT B

                             Form of 3.5% Indenture

================================================================================



                                    Indenture



                                Stericycle, Inc.


                                       and


                       LaSalle Bank National Association,
                                   as Trustee


                            Dated as of _______, 2007



  $_______ 3.5% Promissory Notes (Letter of Credit Supported) Due _______, 2014

================================================================================

                                Table of Contents


?Article 1 -- Definitions and Rules of Construction; Applicability
              of the Trust Indenture Act.......................................1

     Section 1.01     Definitions..............................................1
     Section 1.02     Other Definitions........................................3
     Section 1.03     Rules of Construction....................................3
     Section 1.04     Trust Indenture Act......................................4

Article 2 -- The Notes.........................................................4

     Section 2.01     Form and Dating..........................................4
     Section 2.02     Execution and Authentication.............................4
     Section 2.03     Agents...................................................4
     Section 2.04     Paying Agent To Hold Money in Trust......................5
     Section 2.05     Noteholder Lists.........................................5
     Section 2.06     Transfer and Exchange....................................5
     Section 2.07     Replacement Notes........................................6
     Section 2.08     Outstanding Notes........................................6
     Section 2.09     Treasury Notes Disregarded for Certain Purposes..........6
     Section 2.10     Temporary Notes..........................................6
     Section 2.11     [Omitted]................................................7
     Section 2.12     Cancellation.............................................7
     Section 2.13     [Omitted]................................................7
     Section 2.14     Principal Reduction......................................7
     Section 2.15     Payment Reduction........................................7

Article 3 -- Payments..........................................................8

     Section 3.01     Notice to Trustee........................................8
     Section 3.02     Pro Rata Prepayment......................................8
     Section 3.03     Notice of Payment........................................8
     Section 3.04     Effect of Notice of Payment..............................9
     Section 3.05     Deposit of Payment Amount................................9
     Section 3.06     Notes Prepaid in Part....................................9
     Section 3.07     Repayment to Company.....................................9

Article 4 -- Covenants.........................................................9

     Section 4.01     Payment of Notes.........................................9
     Section 4.02     SEC Reports.............................................10
     Section 4.03     Compliance Certificate..................................10
     Section 4.04     Notice of Certain Events................................10
     Section 4.05     Letter of Credit........................................10

Article 5 -- Successors.......................................................11

     Section 5.01     When Company May Merge, etc.............................11
     Section 5.02     Successor Corporation Substituted.......................11

Article 6 -- Defaults and Remedies............................................11

     Section 6.01     Events of Default.......................................11
     Section 6.02     Acceleration............................................13
     Section 6.03     Other Remedies..........................................13
     Section 6.04     Waiver of Past Defaults.................................13
     Section 6.05     Control by Shareholder Representative...................13
     Section 6.06     Limitation on Suits.....................................14
     Section 6.07     Rights of Holders To Receive Payment....................14
     Section 6.08     Priorities..............................................14
     Section 6.09     Undertaking for Costs...................................15
     Section 6.10     Proof of Claim..........................................15
     Section 6.11     Actions of a Holder.....................................15

Article 7 -- Trustee..........................................................15

     Section 7.01     Duties of Trustee.......................................15
     Section 7.02     Rights of Trustee.......................................16
     Section 7.03     Individual Rights of Trustee; Disqualification..........17
     Section 7.04     Trustee's Disclaimer....................................17
     Section 7.05     Notice of Defaults......................................17
     Section 7.06     Reports by Trustee to Holders...........................17
     Section 7.07     Compensation and Indemnity..............................17
     Section 7.08     Replacement of Trustee..................................18
     Section 7.09     Successor Trustee by Merger, etc........................19
     Section 7.10     Eligibility.............................................19
     Section 7.11     Preferential Collection of Claims Against Company.......19

Article 8 [Omitted]...........................................................19


Article 9 -- Amendments.......................................................19

     Section 9.01     Without Consent of Holders..............................19
     Section 9.02     With Consent of Shareholder Representative or Holders...20
     Section 9.03     Compliance with Trust Indenture Act and Section 12.03...20
     Section 9.04     Revocation and Effect of Consents and Waivers...........20
     Section 9.05     Notice of Amendment; Notation on or Exchange of Notes...21
     Section 9.06     Trustee Protected.......................................21

Article 10 [Omitted]..........................................................21


Article 11 [Omitted]..........................................................21


Article 12 -- Miscellaneous...................................................21

     Section 12.01      Notices...............................................21
     Section 12.02      Communication by Holders with Other Holders...........22
     Section 12.03      Certificate and Opinion as to Conditions Precedent....22
     Section 12.04      Statements Required in Certificate or Opinion.........22

     Section 12.05      Rules by Trustee and Agents...........................22
     Section 12.06      Legal Holidays........................................23
     Section 12.07      No Recourse Against Others............................23
     Section 12.08      Duplicate Originals...................................23
     Section 12.09      Variable Provisions...................................23
     Section 12.10      Governing Law.........................................24

Exhibit A (Form of Note).....................................................A-1

                              Cross Reference Table
                         TIA Section Indenture Section
310 (a)(1)..................................................................7.10
       (a)(2).............................................................. 7.10
       (a)(3)................................................................N/A
       (a)(4)................................................................N/A
       (a)(5)................................................................N/A
       (b)............................................................7.08; 7.10
       (c).................................................................. N/A
311    (a)..................................................................7.11
       (b)..................................................................7.11
       (c).................................................................. N/A
312    (a)..................................................................2.05
       (b).................................................................12.02
       (c).................................................................12.02
313    (a)..................................................................7.06
       (b)(1)................................................................N/A
       (b)(2)...............................................................7.06
       (c)..................................................................7.06
       (d)..................................................................7.06
314    (a)(1)...............................................................4.02
       (a)(2)........................................................4.02; 12.01
       (a)(3)...............................................................4.02
       (a)(4)...............................................................4.03
       (b)...................................................................N/A
       (c)..................................2.02; 7.02(b); 8.01(3); 12.03; 12.04
       (d)...................................................................N/A
       (e).................................................................12.04
       (f)..................................................................4.03
315    (a)(1).........................................................7.01(b)(1)
       (a)(2).........................................................7.01(b)(2)
       (b).......................................................... 7.05; 12.01
       (c)...............................................................7.01(a)
       (d)(1).........................................................7.01(c)(1)
       (d)(2).........................................................7.01(c)(2)
       (d)(3)...................................................6.05; 7.01(c)(3)
       (e)..................................................................6.09
316    (a)(last sentence)...................................................2.09
       (a)(1)(A)............................................................6.05
       (a)(1)(B)............................................................6.04
       (a)(2)................................................................N/A
       (b)..................................................................6.07
       (c)..................................................................9.04
317    (a)(1)...............................................................6.03
       (a)(2)...............................................................6.10
       (b)..................................................................2.04
318    (a)..................................................................1.04

N/A means not applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                    Indenture



     This Indenture dated as of _______, 2007 between Stericycle, Inc., a Delaware corporation ("Company"), and LaSalle Bank National Association (the "Trustee").


     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's $_______ 3.5% Promissory Notes due (Letter of Credit Supported) _______, 2014 (the "Notes"):

                                    Article 1
                     Definitions and Rules of Construction;
                    Applicability of the Trust Indenture Act

     Section 1.01     Definitions

     4.5% Notes means the Company's $_______ 4.5% Promissory Notes due _______, 2014 issued under the Other Indenture.

     Affiliate means any Person controlling or controlled by or under common control with the referenced Person. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent means any Registrar or Paying Agent.

     Board means the Board of Directors of the Person or any officer or committee thereof authorized to act for such Board.

     Business Day means a day that is not a Legal Holiday.

     Company means the party named as such above until a successor which duly assumes the obligations upon the Notes and under the Indenture replaces it and thereafter means the successor.

     Default means any event which is, or after notice or passage of time would be, an Event of Default.

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Holder or Noteholder means a Person in whose name a Note is registered.

     Indenture means this Indenture as amended from time to time, including the terms of the Notes and any amendments thereto.

     Indemnification Claim Payment Reduction means a reduction in the aggregate amounts next becoming due under the Notes and the 3.5% Notes pursuant to Section
8.4 of the Merger Agreement.

     Letter of Credit means Irrevocable Lettter of Credit No. _____ in the amount of $______ issued by __________ to the Trustee as beneficiary to secure payment of the Notes.

     Litigation Payment Principal Reduction means a reduction in the aggregate principal of the Notes and the 4.5% Notes pursuant to Section 7.7(b) of the Merger Agreement.

     Maturity Date means _______, 2014.

     Merger Agreement means the Merger Agreement dated _______, 2007 entered into by the Company, ____________, a Texas corporation, and MedSolutions, Inc., a Texas corporation.

     Merger Consideration Principal Reduction means a reduction in the aggregate principal of the Notes and the 3.5% Notes pursuant to Section 7.6(b)(2) or
Section 7.6(c) of the Merger Agreement.

     Notes means the Notes described above issued under this Indenture.

     Officers' Certificate means a certificate signed by two Officers, one of whom must be the President and Chief Executive Officer, the Chief Financial Officer, or an Executive Vice President or other Vice President of the Company. See Sections 12.03 and 12.04.

     Opinion of Counsel means a written opinion from legal counsel who is acceptable to the Trustee. See Sections 12.03 and 12.04.

     Other Indenture means the Indenture dated as of _______, 2007 between the Company and LaSalle Bank National Association, as Trustee for the 4.5% Notes.

     Person means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     Proceeding means a liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but shall not include any transaction permitted by and made in compliance with Article 5.

     SEC means the U.S. Securities and Exchange Commission.

     Shareholder Representative means the Person or Persons from time to time serving as the "Shareholder Representative" pursuant to Section 7.3 of the Merger Agreement. The persons initially serving as the Shareholder Representative are Matthew H. Fleeger and Winship B. Moody, Sr.

     TIA means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.

     Trust Officer means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.

     Trustee means the party named as such above until a successor replaces it and thereafter means the successor.

     Section 1.02    Other Definitions

Term                                                          Defined in Section
Bankruptcy Law............................................................. 6.01
Credit Agreement........................................................... 4.05
Custodian.................................................................. 6.01
Event of Default........................................................... 6.01
Legal Holiday..............................................................12.06
Notice.....................................................................12.01
Officer....................................................................12.09
Paying Agent............................................................... 2.03
Prepayment Date............................................................ 3.01
Proceeding................................................................. 1.01
Registrar.................................................................. 2.03

     Section 1.03    Rules of Construction

     Unless the context otherwise requires:

          (1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) "including" means including without limitation.

     Section 1.04     Trust Indenture Act

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

                                    Article 2
                                    The Notes

     Section 2.01    Form and Dating

     The Notes and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication.

     Section 2.02    Execution and Authentication

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note is still valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate Notes for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers' Certificate of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

     Section 2.03    Agents

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and where Notes may be presented for payment ("Paying Agent"). Whenever the Company must issue or deliver Notes pursuant to this Indenture, the Trustee shall authenticate the Notes at the Company's request. The Registrar shall keep a register of the Notes and of their transfer and exchange.

     The Company may appoint more than one Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar or Paying Agent, the Trustee shall act as such.

     Section 2.04    Paying Agent To Hold Money in Trust

     On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of the principal of or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

     Section 2.05    Noteholder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each interest payment date and again no more than six months later, and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

     Section 2.06    Transfer and Exchange

     The Notes shall be issued in registered form and shall be transferable only upon surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer or to exchange the Note for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and to the extent that the Note has not been prepaid. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05.

     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     Section 2.07    Replacement Notes

     If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Note has been acquired by a protected purchaser, the Company shall issue a replacement Note. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Note is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

     Section 2.08    Outstanding Notes

     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     Section 2.09    Treasury Notes Disregarded for Certain Purposes

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     Section 2.10    Temporary Notes

     Until definitive Notes are ready for delivery, the Company may use temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall deliver definitive Notes in exchange for temporary Notes.

     Section 2.11    [Omitted]

     Section 2.12    Cancellation

     The Company at any time may deliver Notes to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Notes surrendered to it for payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes according to its standard procedures or as the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.13    [Omitted]

     Section 2.14    Principal Reduction

     The principal of the Notes is subject to reduction, retroactive to the date of issuance of the Notes, by reason of a Merger Consideration Principal Reduction.

     The principal of the Notes is also subject to reduction, effective as of the date of payment, by reason of a Litigation Payment Principal Reduction.

     In the event of a Merger Consideration Principal Reduction or a Litigation Payment Principal Reduction, the aggregate principal of all outstanding Notes and all outstanding 4.5% Notes shall be reduced on a pro rata basis.

     The Company shall promptly give notice to the Trustee of any Merger Consideration Principal Reduction or Litigation Payment Principal Reduction (and concurrently send a copy of its notice to the Shareholder Representative).

     Section 2.15    Payment Reduction

     Payments under the Notes are subject to reduction, in respect of the payments otherwise next becoming due under the Notes, by reason of an Indemnification Claim Payment Reduction. This reduction is in the nature of a dollar-for-dollar offset.

     In the event of an Indemnification Claim Payment Reduction, payments otherwise next becoming due under all outstanding Notes and all outstanding 3.5% Notes shall be reduced on a pro rata basis.

     The   Company   shall   promptly   give   notice  to  the  Trustee  of  any
Indemnification Claim Payment Reduction (and concurrently send a copy of its notice to the Shareholder Representative).

                                    Article 3
                                    Payments

     Section 3.01    Notice to Trustee

     If Notes are to be prepaid pursuant to paragraph 7 of the Notes, the Company shall notify the Trustee of the prepayment date (the "Prepayment Date") and the principal amount of Notes to be prepaid. The Company may not prepay any portion of the principal of the Notes unless it also concurrently prepays an equivalent fractional portion of the principal of the 3.5% Notes.

     The Company shall give the notice provided for in this Section at least 50 days before the Prepayment Date unless a shorter period is satisfactory to the Trustee. The record date relating to such prepayment shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days prior to the Prepayment Date.

     Section 3.02    Pro Rata Prepayment

     If Notes are to be prepaid in part, the prepayment shall be made in respect of all outstanding Notes on a pro rata basis determined by their respective principal amounts.

     Section 3.03    Notice of Payment

     At least 30 days but not more than 60 days before any Prepayment Date, and at least 30 days but not more than 60 days before the Maturity Date, the Company shall mail a notice of payment to each Holder whose Notes are to be paid.

     The notice shall state that it is a notice of payment and shall state:

               (1)  the payment date;

               (2) in the case of a prepayment, the principal amount (or percentage of the principal amount) of the Holder's Note to be prepaid;

               (3)  the name and address of the Paying Agent;

               (4) that Notes must be surrendered to the Paying Agent to collect the amount to be paid; and

               (5) that, unless the Company defaults in making such payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes, or in the case of a prepayment, interest on the prepaid principal amount of the Notes, shall cease to accrue on and after the Maturity Date or the Prepayment Date, as the case may be.

     At the Company's request, the Trustee shall give the notice of payment in the Company's name and at its expense.

               Section 3.04    Effect of Notice of Payment

     In the case of a prepayment, once notice of payment is mailed, Notes become due and payable on the Prepayment Date for the prepayment amount. Upon surrender to the Paying Agent, Notes shall be paid as stated in the notice, plus accrued interest to the Prepayment Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

               Section 3.05    Deposit of Payment Amount

     On or before the Prepayment Date or the Maturity Date, as the case may be, the Company shall deposit with the Paying Agent money sufficient to pay the principal amount to be prepaid, in the case of a prepayment, or the entire principal amount, in the case of a payment at maturity, together with accrued interest through the Prepayment Date or the Maturity Date, as the case may be, on all Notes to be paid on that date other than Notes or portions of Notes called for payment which have been delivered by the Company to the Registrar for cancellation.

     Unless the Company shall default in the payment of Notes (and accrued interest) called for payment, interest on Notes, or in the case of a prepayment, interest on the prepaid principal amount of Notes, shall cease to accrue on after the Maturity Date or the Prepayment Date, as the case may be.

               Section 3.06    Notes Prepaid in Part

     Upon surrender of a Note that is prepaid in part, the Company shall deliver to the Holder (at the Company's expense) a new Note equal in principal amount to the portion of the Note surrendered that was not prepaid.

               Section 3.07    Repayment to Company

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of principal or interest that remains unclaimed for one year after the right to such money has matured. After payment to the Company, Noteholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                    Article 4
                                    Covenants

               Section 4.01    Payment of Notes

     The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue interest at the same rate to the extent lawful.

               Section 4.02    SEC Reports

     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

               Section 4.03    Compliance Certificate

     The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

               Section 4.04    Notice of Certain Events

     The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any Default or Event of Default, and (iii) any cure or waiver of any Default or Event of Default.

               Section 4.05    Letter of Credit

     If the issuer of the current Letter of Credit gives the Trustee, the Company and the Shareholder Representative at least 30 days' prior notice of the issuer's intent not to renew the Letter of Credit upon its expiry, the Company shall deliver a new Letter of Credit to the Trustee no later than 15 days prior to the expiry of the current Letter of Credit.

     The Company may at any time substitute for the current Letter of Credit a new Letter of Credit, and concurrently with the Company's delivery of the new Letter of Credit to the Trustee, the Trustee shall deliver the replaced Letter of Credit to the Company.

     Any new Letter of Credit shall be issued by Bank of America, N.A., any other lender party to the Company's Credit Agreement, or any other bank or financial institution approved by the Shareholder Representative (whose approval shall not be unreasonably withheld), and shall conform in substance to the current Letter of Credit that it replaces.

     The Company's "Credit Agreement" means the Credit Agreement dated as of July 31, 2006, among the the Company, the Company's subsidiaries and the lenders from time to time party to the agreement, and Bank of America, N.A., as administrative agent, as such agreement may have been and may be amended, restated, supplemented or otherwise modified.

                                    Article 5
                                   Successors

               Section 5.01    When Company May Merge, etc.

     The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

               (1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia;

               (2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture; and

               (3) immediately before and immediately after the transaction no Default exists.

     The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Section 5.02    Successor Corporation Substituted

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein and in the Notes. Thereafter the obligations of the Company under the Notes and Indenture shall terminate except for, in the case of a transfer, the obligation to pay the principal of and interest on the Notes.

                                    Article 6
                              Defaults and Remedies

               Section 6.01    Events of Default

     An "Event of Default" occurs if:

          (1) the Company fails to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 10 days;

          (2) the Company fails to pay the principal of any Note when the same becomes due and payable at maturity;

          (3) the Company fails to comply with any of its other agreements in the Notes or this Indenture (other than its agreement in Section 4.05 to deliver a new Letter of Credit in the circumstances described) and such failure continues for the period and after the notice specified below;

          (4) the Company  pursuant  to or within the meaning of any  Bankruptcy
     Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case,

               (B)   appoints  a  Custodian   of  the  Company  or  for  all  or
          substantially all of its property, or

               (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days;

          (6) an Event of Default has occurred under the 4.5% Notes or the Other Indenture (as "Event of Default" is defined in the Other Indenture); or

          (7) the Company fails to comply with its agreement in Section 4.05 to deliver a new Letter of Credit in the circumstances described.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Shareholder Representative notifies the Company and the Trustee, of the Default and the Company does not cure the Default, or it is not waived, within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a "Notice of Default."

               Section 6.02    Acceleration

     If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Shareholder Representative by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. The Trustee shall declare the principal of and accrued and interest on all the Notes to be due and payable if the principal of and accrued interest on all the 4.5% Notes have been declared to be due and payable. Upon any such declaration the principal and interest shall be due and payable immediately.

     The Shareholder Representative by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

               Section 6.03    Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes, including drawing on the Letter of Credit, or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder or the Shareholder Representative in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

               Section 6.04    Waiver of Past Defaults

     The Shareholder Representative by notice to the Trustee may waive an existing Default and its consequences except:

          (1) a Default in the payment of the principal of or interest on any Note; or

          (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

               Section 6.05    Control by Shareholder Representative

     The Shareholder Representative may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (including drawing on the letter of Credit). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of Noteholders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.

               Section 6.06    Limitation on Suits

     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

          (2) the Holders of a majority in principal amount of the Notes make a request to the Trustee to pursue the remedy; and

          (3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

               Section 6.07    Rights of Holders To Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

               Section 6.08    Priorities

     After an Event of Default any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

     First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

     Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third: to the Company.

     The Trustee may fix a record date and payment date for any payment to Noteholders.

               Section 6.09   Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

               Section 6.10   Proof of Claim

     In the event of any Proceeding, the Trustee may file a claim for the unpaid balance of the Notes in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any Proceeding.

               Section 6.11   Actions of a Holder

     For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" or "Noteholder" shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                    Article 7
                                     Trustee

               Section 7.01    Duties of Trustee

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               Section 7.02    Rights of Trustee

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or an Opinion of Counsel. The Trustee may also consult with counsel on any matter relating to the Indenture or the Notes and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) Except in connection with compliance with TIA Section 310 or 311, the Trustee shall only be charged with knowledge of Trust Officers.

               Section 7.03    Individual Rights of Trustee; Disqualification

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

               Section 7.04    Trustee's Disclaimer

     The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

               Section 7.05    Notice of Defaults

     If a continuing Default is known to the Trustee, the Trustee shall mail to the Shareholder Representative and Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice from Noteholders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders. The Trustee shall mail to Noteholders any notice it receives from Noteholder(s) under Section 6.06, and of any notice the Trustee provides pursuant to Section 6.06(3)(i).

               Section 7.06    Reports by Trustee to Holders

     If required pursuant to TIA Section 313(a), within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC.

               Section 7.07    Compensation and Indemnity

     The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss, liability or expense incurred by it including in any Agent capacity in which it acts. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not unreasonably be withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, willful misconduct or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

     Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or
(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

               Section 7.08    Replacement of Trustee

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Company and the Shareholder Representative may remove the Trustee by so notifying the Trustee. The Company by itself may remove the Trustee if:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2)  the Trustee is adjudged a bankrupt or an insolvent;

                    (3) a receiver or public officer takes charge of the Trustee or its property; or

                    (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee is not appointed and does not take office within 30 days after the retiring Trustee resigns, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to Section 6.09, any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace such successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          Section 7.09    Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

          Section 7.10    Eligibility

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 12.09.

          Section 7.11    Preferential Collection of Claims Against Company

     Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA
Section 311(a) to the extent indicated.

                                    Article 8
                                    [Omitted]


                                    Article 9
                                   Amendments

          Section 9.01    Without Consent of Holders

     The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 5.01; or

          (3) to make any change that does not adversely affect the rights of any Noteholder.

          Section 9.02    With Consent of Shareholder Representative or Holders

     The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Shareholder Representative. However, without the consent of each Noteholder affected, an amendment under this Section may not:

          (1) reduce the interest on (other than pursuant to an Indemnification Claim Payment Reduction) or change the time for payment of interest on any Note;

          (2) reduce the principal of (other than pursuant to a Merger Consideration Principal Reduction, a Litigation Payment Principal Reduction, or an Indemnification Claim Payment Reduction) or change the fixed maturity of any Note;

          (3) change the Maturity Date;

          (4) make any Note payable in money other than that stated in the Note; or

          (5) make any change in Section 6.04, 6.07 or 9.02 (second sentence).

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          Section 9.03    Compliance with Trust Indenture Act and Section 12.03

     Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect, so long as the Indenture and Notes are subject to the TIA. The Trustee is entitled to, and the Company shall provide, an Opinion of Counsel and Officers' Certificate that the Trustee's execution of any amendment or supplemental indenture is permitted under this Article 9.

          Section 9.04    Revocation and Effect of Consents and Waivers

     A consent to an amendment of this Indenture requiring the consent of each Noteholder affected or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment of this Indenture requiring the consent of each Noteholder affected becomes effective, it shall bind every Noteholder, and after a waiver by a Holder of a Note becomes effective, it shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the waiving Holder's Note, even if notation of the waiver is not made on the Note.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          Section 9.05    Notice of Amendment; Notation on or Exchange of Notes

     After any amendment under this Article becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

     The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company may issue in exchange for affected Notes new Notes that reflect the amendment or waiver.

          Section 9.06    Trustee Protected

     The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   Article 10
                                    [Omitted]

                                   Article 11
                                    [Omitted]

                                   Article 12
                                  Miscellaneous

          Section 12.01    Notices

     Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 12.09. The notice is duly given if it is delivered in Person or sent by a national courier service which provides next Business Day delivery or by first-class mail.

     A party by notice to the other party may designate additional or different addresses for subsequent notices.

     Any notice sent to a Noteholder shall be mailed by first-class letter mailed to its address shown on the register kept by the Registrar. Failure to mail a notice to a Noteholder or any defect in a notice mailed to a Noteholder shall not affect the sufficiency of the notice mailed to other Noteholders.

     If a notice is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice to Noteholders, it shall deliver or mail a copy to the Trustee, the Shareholder Representative and each Agent at the same time.

     A "notice" includes any communication required by this Indenture.

          Section 12.02    Communication by Holders with Other Holders

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 12.03    Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 12.04   Statements Required in Certificate or Opinion

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, the Person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          Section 12.05    Rules by Trustee and Agents

     The  Trustee  may make  reasonable  rules for  action  by or a  meeting  of

Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 12.06    Legal Holidays

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          Section 12.07    No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

          Section 12.08    Duplicate Originals

     The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.

          Section 12.09    Variable Provisions

     "Officer" means the Chief Executive Officer, President, any Executive Vice President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     The Company initially appoints the Trustee as Registrar and Paying Agent.

     The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2007 .

     The reporting date for Section 7.06 is December 31 of each year. The first reporting date is December 31, 2007.

     The Trustee shall always have a combined capital and surplus of at least $1 billion as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA Section 310(a)(2).

     In determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b)(1), the following is excluded: the Other Indenture.

     The Notes are on a par with, and are neither senior nor subordinate in right of payment to, the 3.5%
Notes.

         The Company's address is:

                                    Stericycle, Inc.
                                    28161 North Keith Drive
                                    Lake Forest, Illinois 60045
                                    Facsimile No.:     (847) 367-9462
                         Attention: Frank J.M. ten Brink
                                    Executive Vice President
                                     and Chief Financial Officer

         The Trustee's address is:

                                    LaSalle Bank National Association
                                    135 South LaSalle Street
                                    Suite ____
                                    Chicago, Illinois 60603
                                    Facsimile No.:     __________
                         Attention: ____________________


         The Shareholder Representative's address is:

                                    Mr. Matthew H. Fleeger Mr. Winship B. Moody,
                                    Sr. 12750 Merit Drive Park Central VII,
                                    Suite 770 Dallas, Texas 75251 Facsimile No.:
                                    (972) 776-8767

          Section 12.10    Governing Law

     The laws of the State of Illinois shall govern this Indenture and the Notes.

Dated: ____________, 2007                 Stericycle, Inc.

                                          By
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                         Attest:


                                               ---------------------------------

                                             Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

Dated: ____________, 2007          LaSalle Bank National Association, as Trustee


                                         By
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                 ------------------------------

                                        Attest:


                                              ---------------------------------

                                            Name:
                                                 ------------------------------
                                           Title:

                                    Exhibit A

                                 (face of note)
No. _______                                                           $ _______

                                Stericycle, Inc.

       3.5% Promissory Note (Letter of Credit Supported) Due _______, 2014

  Interest Payment Dates: _______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014
            Record Dates: _______, 2008, 2009, 2010, 2011, 2012, 2013 and 2014

     Stericycle, Inc. promises to pay to _______________________, or registered assigns, the sum of ________________________ Dollars ($_______.__) on _______,
2014.

     See the reverse side and the Indenture referenced for additional provisions of this Note.

         Dated: ____________, 2007.

                                   Stericycle, Inc.

                                   By
                                      -----------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                           ------------------------------


                                    By
                                        ---------------------------------

                                      Name:
                                           ------------------------------
                                     Title:
                                           ------------------------------


                            Authenticated:

                            LaSalle Bank National Association, as Trustee


                                  By
                                     -----------------------------------
                                     Name:
                                          ------------------------------
                                     Title:
                                          ------------------------------

                                 (back of note)

                                Stericycle, Inc.

       3.5% Promissory Note (Letter of Credit Supported) Due _______, 2014


          1.   Interest

     Stericycle, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest annually on _______ of each year. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note.

          2.   Method of Payment

     The Company will pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the record date for the interest payment, except as otherwise provided herein or in the Indenture, even though Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by wire transfer or check payable in such money. It may mail an interest check to a record date holder's registered address.

          3.   Agents

     Initially, LaSalle Bank National Association (the "Trustee"), 135 South LaSalle Street, Chicago, Illinois 60603 will act as Registrar and Paying Agent. The Company may change any such Agent without notice. The Company or an Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

          4.   Indenture

     The Company issued the Notes under an Indenture dated as of _______, 2007 (the "Indenture") between the

     Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $________ in aggregate principal amount.

          5.   Reduction in Principal and Reduction in Payments

     The principal of the Notes is subject to a reduction in principal, in one case retroactive to the date of issuance, as provided in Section 2.14 of the Indenture.



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     Payments  under the Notes are  subject  to  reduction,  in  respect  of the payments otherwise next becoming due, as provided in Section 2.15 of the Indenture.

          6.   Payment at Maturity

     The Company shall pay the entire unpaid principal of the Notes, together with all accrued interest, on _______, 2014 (the "Maturity Date").


          7.   Prepayment

     Except as limited in the Indenture, the Company may prepay all or any portion of the unpaid principal of the Notes without penalty at any time prior to the Maturity Date (the "Prepayment Date") provided that the Company also concurrently pays all accrued interest on the principal prepaid.

          8.   Notice of Payment

     Notice of payment will be mailed at least 30 days but not more than 60 days before the Prepayment Date or the Maturity Date, as the case may be, to each holder of Notes to be paid on such date at his or her registered address.

          9.   Transfer

     The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law.

          10.  Persons Deemed Owners

     Subject to Section 6.11 of the Indenture, the registered holder of a Note may be treated as its owner for all purposes.

          11.  Amendments and Waivers

     Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended, and any Default may be waived, with the consent of the Shareholder Representative. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders or to make any change that does not adversely affect the rights of any Noteholder.

          12.  Successors

     When successors assume all the obligations of the Company under the Notes and the Indenture, the Company will be released from those obligations, except as provided in the Indenture.



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          13.  Defaults and Remedies

     Subject to the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Shareholder
Representative may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the Shareholder Representative may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          14.  Trustee Dealings with Company

     LaSalle Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the Indenture and the Act.

          15.  No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          16.  Authentication

     This Note shall not be valid until authenticated by a manual signature of the Trustee.

          17.  Abbreviations

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.


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